UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to § 240.14a-12

PENN Entertainment, Inc.

(Name of Registrant as Specified In Its Charter)

HG VORA CAPITAL MANAGEMENT, LLC

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

DOWNRIVER SERIES LP – SEGREGATED PORTFOLIO C

PARAG VORA

JOHNNY HARTNETT

CARLOS RUISANCHEZ

WILLIAM CLIFFORD

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 21, 2025, HG Vora Capital Management, LLC and certain of its affiliates (collectively, “HG Vora”), the beneficial owners of approximately 4.80% of the outstanding common stock of PENN Entertainment, Inc. (NASDAQ: PENN) (the “Company”), posted the following investor presentation to their campaign website at www.WinAtPENN.com. From time to time, HG Vora may refer shareholders of the Company to such materials.

MAY 2025 Genuine Change Is Needed At PENN

Disclaimer 2 The information contained herein is provided for discussion and general informational purposes only and does not constitute a n o ffering or the solicitation of an offer to purchase an interest in any investment. The views expressed herein are those of HG Vora Capital Management, LLC and its affiliates (collectively, “HG Vora”) and are bas ed on or derived from HG Vora's independent research and analysis and publicly available information. Certain financial information and data used herein have been obtain ed or derived from filings made with the U.S. Securities and Exchange Commission (“SEC”) by PENN Entertainment, Inc., a Pennsylvania corporation (the “Company”), and other public sou rce s. Except as may be expressly set forth herein, HG Vora has not sought or obtained consent from any third party to use any statements or information indicated herein as havi ng been obtained or derived from statements made or published by third parties, nor has it paid for any such statements or information. Any such statements or information should no t be viewed as indicating the support of such third party for the views expressed herein. The materials in this presentation have not been prepared or endorsed by the Company and may not be attributed to the Company in any way. No warranty is made as to the accuracy of the data or information obtained or derived from filings made with the SEC by the Comp any or from any third party source. Facts have been obtained from sources considered reliable but are not guaranteed. HG Vora recognizes that there may be confidential or otherwise non - public information with respect to the Company that could alt er its opinions were such information known. This presentation does not purport to contain all of the information that may be relevant to an evaluation of the Company, the Com pan y's securities, or the matters described herein. The information expressed herein is unaudited, reflects the judgment of HG Vora only through the date of this presentation, a nd is subject to change at any time. HG Vora disclaims any obligation to correct, update or revise this presentation or to otherwise provide any additional materials to any recipient o f t his presentation. All registered or unregistered service marks, trademarks, and trade names referred to in this presentation are the property o f t heir respective owners, and HG Vora's use herein does not imply an affiliation with, or endorsement by, the owners of such service marks, trademarks and trade names.

Disclaimer (Continued)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains "forward-looking statements." Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "intends," "estimates," "projects," "potential," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of HG Vora or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by HG Vora that the future plans, estimates or expectations contemplated will ever be achieved. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The information herein does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person. This presentation does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained in this presentation should not be taken as advice on the merits of any investment decision.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

HG Vora and the other Participants (as defined below) have filed a definitive proxy statement (the "Definitive Proxy Statement") and accompanying GOLD universal proxy card or voting instruction form with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of shareholders of the Company (the "2025 Annual Meeting"). Shortly after filing the Definitive Proxy Statement with the SEC, HG Vora furnished the Definitive Proxy Statement and accompanying GOLD universal proxy card or voting instruction form to some or all of the shareholders entitled to vote at the 2025 Annual Meeting. The participants in the proxy solicitation are HG Vora Capital Management, LLC, HG Vora Special Opportunities Master Fund, Ltd., Downriver Series LP – Segregated Portfolio C, Parag Vora (all of the foregoing persons, collectively, the "HG Vora Parties"), William Clifford, Johnny Hartnett and Carlos Ruisanchez (such individuals, collectively with the HG Vora Parties, the "Participants").

IMPORTANT INFORMATION AND WHERE TO FIND IT

HG VORA STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY HG VORA WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC'S WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS' PROXY SOLICITOR, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NEW YORK 10036 (SHAREHOLDERS CAN CALL TOLL-FREE: (877) 629-6355).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

WinAt PENN

HG VORA | 3

Table of Contents 4 6 Executive Summary I 25 PENN's Board Has Failed Shareholders II 92 As a Result, PENN's Stock Has Underperformed III 100 PENN's Performance Can Be Improved IV 109 Conclusion VI 112 Appendices VII

What Is This Proxy Contest About?

- **PENN Entertainment, Inc. ("PENN" or the "Company") is a premier regional casino operator in the U.S., with a geographically diverse portfolio of high-quality assets that have historically delivered consistent, predictable cash flows**
- **PENN was well positioned to benefit from the nascent and rapidly growing online gaming market given the structural advantages of its licenses enabling market access, strong casino brands, key relationships with content providers and a large retail database to cross-sell with an omni-channel offering**
- **However, concurrent with David Handler being appointed Chair of the Board in 2019 and Jay Snowden assuming the role of CEO in 2020, PENN fumbled a massive online gaming growth opportunity by embarking on a misguided foray into online sports betting ("OSB")**
- **PENN has invested more than $4 billion of shareholder capital — nearly double its current market capitalization — attempting to build an OSB business with three flawed transactions yielding disappointing results:**
  - PENN is a market laggard in OSB, with market share hovering around 2% in the US;
  - The Company's Interactive segment has generated over $1 billion in Adjusted EBITDA losses and approximately $850 million in write-downs; and
  - By nearly every financial metric — including Adjusted EBITDAR, return on invested capital and free cash flow — PENN is worse off than in 2019
- **Shareholders have suffered greatly due to poor strategic decisions, failed transactions, and poor execution; absolute and relative total shareholder returns have been abysmal and more than $11 billion of shareholder value has been destroyed since 2021**
- **We have nominated three director candidates — William Clifford, Johnny Hartnett and Carlos Ruisanchez — who are independent of both PENN and HG Vora and committed to working collaboratively with the incumbent directors to improve performance and evaluate all opportunities to enhance value**
- **PENN's incumbent directors have abused their control of the Company's election rules by abruptly reducing the number of seats up for election at the 2025 Annual Meeting and sought to exploit regulatory oversight in an attempt to evade accountability**

Shareholders should vote the GOLD proxy card to send a clear message that the status quo is unacceptable and that genuine change is needed at PENN

WinAt PENN

HG VORA | 5

Executive Summary SECTION I 6

About HG Vora 7 ▪ HG Vora Capital Management (“HG Vora”) is an SEC - registered investment advisor based in New York City and manages capital for a diverse range of institutional investors ▪ HG Vora specializes in investing across performing credit, stressed and distressed special situations as well as value - oriented equities that may benefit from potential catalysts ▪ Our investment team conducts rigorous fundamental analysis and leverages its deep industry expertise to analyze complex situa tio ns, identify mispriced investment opportunities and work collaboratively with management teams and other stakeholders to help rea liz e value ▪ HG Vora also partners with companies to provide creative, flexible capital solutions $5B+ ASSETS UNDER MANAGEMENT 1 2009 YEAR FOUNDED 39 PERSON TEAM 16+ YEARS OF COHESIVE LEADERSHIP Select Current and Former Investments

Executive Summary 8 Genuine Change Is Needed to Unlock Value at PENN Inadequate Board Oversight and Accountability Have Led to PENN's Underperformance PENN's Strategic Transformation Has Destroyed Significant Value ▪ We nominated three candidates independent of both PENN and HG Vora with proven track records of success and value creation in the gaming and hospitality industry ▪ Each of these candidates is committed to working diligently with the incumbent directors to improve performance and explore all opportunities to enhance value ▪ Unfortunately, PENN's Board has deprived shareholders of the opportunity to elect all three candidates nominated by HG Vora by reducing the number of seats available for election at the Annual Meeting from three to two ▪ In our view, the Board's actions illustrate its aversion to substantive change and reinforces why such change is urgently needed ▪ By voting the GOLD proxy card, shareholders can send a clear message that the status quo is no longer acceptable and that it is time for genuine change at PENN ▪ In our view, PENN's underperformance is attributable to poor strategic choices, failed M&A transactions and poor execution ▪ The Board approved three large acquisitions that, in our view, are some of the worst transactions ever in the sector, including paying more than $550 million for Barstool Sports, only to sell it back to its founder for $1 four years later ▪ Despite the Company's persistent underperformance, the Board has failed to hold management accountable and has rewarded Mr. Snowden and PENN's other NEOs with ever - increasing compensation ▪ The Board seemingly refuses to objectively evaluate PENN's situation and management's repeated failure to achieve its stated targets ▪ Accordingly, for the first time in our history, we decided to take our case directly to shareholders ▪ We initially invested in PENN due to its consistent, predictable and profitable core brick - and - mortar casino business and the potential upside from online casino gaming ▪ However, under the leadership of its CEO, Jay Snowden, and the Chair of the Board, David Handler, PENN has been pursuing a misguided transformation into a sports, media and technology conglomerate ▪ Since the beginning of 2020, PENN has committed more than $4 billion of shareholder capital to OSB ▪ Despite this prolific spending, we believe PENN's OSB strategy has failed — ESPN Bet's market share remains in the low single - digits, far below the Company's target — Earnings, Adjusted EBITDAR, return on invested capital and free cash flow have all declined over the last five years — PENN's stock price is down over the last one, two, three and four years

Overview of PENN 9 ~85% of 2024 Revenue Retail (Brick - and - Mortar Casinos) 50+ - year history and legacy of success Significant scale, with 43 casinos across 20 states Efficient operations, with industry - leading tax - adjusted margins Prudent capital spending, which has helped maintain a competitive product ~15% of 2024 Revenue Interactive (Online Gaming) No meaningful expertise or demonstrated track record of performance Focused on OSB, a “winner - take - most” industry in which PENN is a market share laggard Has generated a cumulative EBITDA loss of approximately $1 billion and write - downs of approximately $850 million Product offerings have historically lacked important functionality $2,436 Market Value ($M) $12,835 Enterprise Value ($M) $6,578 2024 Revenue ($M) $672 2024 Adjusted EBITDA ($M) $1,172 2024 Adjusted EBITDA excl. Interactive ($M) 2.0x EV/2024 Revenue 19.1x EV/2024 Adjusted EBITDA 11.0x EV/2024 Adjusted EBITDA excl. Interactive 23,118 Employees Wyomissing, PA Headquarters $5.3 $3.6 $5.9 $6.4 $6.4 $6.6 2019 2020 2021 2022 2023 2024 Revenue ($B) Retail² Interactive $1.7 $1.1 $2.1 $2.1 $2.0 $1.9 $0.0 $0.0 ($0.0) ($0.1) ($0.4) ($0.5) 2019 2020 2021 2022 2023 2024 Adjusted EBITDAR ($B) Retail² Interactive 1. Source: Company filings. Data as of April 25, 2025. 2. Refers to the sum of the Northeast, South, West and Midwest segments. PENN has two businesses Summary Financials 1

PENN Has a Strong Core Brick - and - Mortar Casino Business… 10 Scaled, Diversified Footprint Largest regional casino operator by revenue and number of properties Exposure to population centers (including 15 of the top 30 Metropolitan Statistical Areas) and areas of higher population growth Geographic diversity provides a measure of protection against regional economic shocks 1. Source: Company filings. “Retail” business refers to the sum of the Northeast, South, West and Midwest segments. Consistency and Reliability Industry - leading tax - adjusted margins help the brick - and - mortar business remain profitable in a range of economic environments Regular, prudent investment in properties and the guest experience to drive demand Consistent market share growth in most regional markets not impacted by new supply or competition $5.3 $5.6 2019 2024 $1.7 $1.9 2019 2024 Revenue ($B) Adjusted EBITDAR ($B) Retail Business Financial Performance 1

…But PENN Has Abandoned Its Proven Approach 11 Focus on Maintaining Best - in - Class Margins “[O] ur publicly traded competitors… are focused on EBITDA and margins, and that's certainly where our focus is.” 1 Clear Strategy Built Around a Strong Core Business “[M] ost of you are familiar with our company as a leading, diversified, multi - jurisdictional operator of gaming and pari - mutuel facilities…” 2 “Outsized cost structure” Barclays, February 27, 2025 “Neglected casino business” Junk Bond Investor, February 22, 2025 1. Source: PENN Earnings Call, November 1, 2018. 2. Source: PENN Earnings Call, June 11, 2015. 3. Source: PENN Earnings Call, July 26, 2018. PENN Before 2020: A Leading Regional Gaming Company PENN Today: A Risky Bet on an Aspirational OSB Strategy Strong Balance Sheet “[We have a] strong balance sheet, [very] favorable to industry standard, net debt leverage and interest coverage.” 2 Disciplined Allocation of Capital “[W] e're not going to extend ourselves just to continue to do acquisitions. It'll continue to be very a disciplined approach.” 3 “Over - levered balance sheet” Raymond James, May 20, 2024 “Disastrous capital allocation track record” Jefferies, January 14, 2025

PENN's Strategy Shift Has Destroyed Value 12 A B C D E F 1. Source: FactSet. 2. Data runs from December 31, 1999 to December 31, 2019. 3. Data runs from December 31, 2019 to April 25, 2025. (100%) 0% 100% 200% 300% 400% 500% 600% 700% 800% 2020 2021 2022 2023 2024 2025 Total Shareholder Return 2020 to Present 1,3 PENN S&P 600 4,926% 416% (37%) 19% (1,000%) 0% 1,000% 2,000% 3,000% 4,000% 5,000% 6,000% 7,000% 8,000% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Total Shareholder Return 2000 to 2020 1,2 PENN S&P 600 PENN was a well - performing company and stock before Jay Snowden became CEO and shifted strategy The ill - founded strategy shift into OSB and poor execution have led to shareholder losses

PENN Has Invested Heavily in OSB

During Jay Snowden's tenure as President and CEO,
PENN has invested *nearly double its entire market value* in building out its OSB capabilities

PENN Has Invested More than $4 Billion in Its Interactive Segment[1]



$551
$2,100
$550
$1,053
$4,254
(75%)
$2,436
BarStool Sports Acquisition (2020 & 2023)
theScore Acquisition (2021)
Grant Date Fair Value of Warrants Issued to ESPN (2023)
Cumulative Segment Adjusted EBITDA Loss (2019 to Q1 2025)
Total Value of Interactive Investment
Current Market Capitalization

*"PENN's core business is running profitable, stable casinos. But **management got distracted by the hype cycle of online sports betting.** They saw FanDuel and DraftKings stock skyrocketing and thought: 'We can do that too!' No, you can't."*

— Junk Bond Investor, February 22, 2025

1. Source: FactSet and Company filings. Market data as of April 25, 2025.

WinAt PENN
HG VORA | 13

Interactive Losses Have Mounted 14 Source: Company filings. $12 $49 $13 ($62) ($464) ($964) ($1,053) 2019 2020 2021 2022 2023 2024 Q1 2025 Cumulative Interactive Segment Adjusted EBITDA ($M) [T]he second reason we decided to pursue digital was to build a scaled and profitable stand - alone business at PENN, one we believe would provide a long - term growth opportunity and also command a higher valuation.” — Jay Snowden, PENN President & CEO, February 27, 2025

Financial Results for the Company Have Deteriorated Significantly 15 % Change (FY 2019 vs. FY 2024) FY 2024 FY 2019 $ in millions, except per share data 24% $6,578 $5,301 Revenue (22%) $1,126 $1,438 EBITDAR - 1,001 bps 17% 27% % Margin (19%) $1,292 $1,605 Adjusted EBITDAR - 1,063 bps 20% 30% % Margin (650%) ($2.05) $0.37 GAAP Earnings per Share +29% 152.1 117.8 Average Diluted Shares (mm) +1.8 turns 7.3x 5.5x Lease - Adjusted Net Leverage +3.1 turns 5.5x 2.4x Traditional Net Leverage Source: Bloomberg, FactSet and Company filings. PENN's Financial Results Are Significantly Worse than Before Jay Snowden's Tenure [W]e continue to compare ourselves to where we were in 2019 .” — Jay Snowden, PENN President & CEO, August 9, 2023

16 Board Fulfilled Responsibility? HG Vora's Assessment Description Board Responsibility ? Devoted significant resources and management attention to pursuing an OSB opportunity without a differentiated plan or sufficient internal expertise Spent more than $4 billion on acquisitions and investments in the Company's Interactive business, which has accumulated more than $1 billion in Adjusted EBITDA losses and $850 million in write - offs since 2019 and lacks a clear path to a reasonable return Develop and execute a cohesive strategy that is aligned with the Company's core expertise; allocate capital to the highest risk - adjusted return opportunities Strategy and Capital Allocation ? Persisted with — and continued to reward — a CEO who designed the Company's flawed strategy and failed to execute, destroying billions of dollars of shareholder value during his tenure; the CEO's 2024 compensation target increased 70% even as total shareholder return lagged peers Oversee execution and hold senior leaders accountable for execution against the plan Oversight and Accountability ? Neglected to add a director with OSB experience despite billions put at risk; failed to evolve the Company's governing documents to provide conventional shareholder rights Maintain a Board with the right mix of skills and experience to oversee the Company's strategy; govern the Company effectively Board Composition and Governance ? Paid the CEO near the top of the Company's peer group despite consistent total shareholder return underperformance during his tenure; earned Say - on - Pay votes that were among the worst in the S&P 600 Align executive compensation with performance and the interests of shareholders Compensation Alignment ? Repeatedly sought to weaponize the Company's regulators — including as recently as April 2025 when its advisors warned HG Vora that it would face regulatory hurdles in a proxy contest — governing documents and Board size to thwart HG Vora's ability to exercise its shareholder rights Engage constructively and in good faith with shareholders Shareholder Engagement 1 2 3 4 5 We Believe PENN's Severe and Objective Underperformance Is the Result of the Board's Failures PENN's Board Has Failed in Its Core Responsibilities

PENN Has Disingenuously Evaded and Actively Attempted to Thwart Us 17 December 2024 May 2023 HG Vora was not restricted under applicable gaming regulations in any state where the Company operates from submitting advance notice of director nominations, with one exception: Massachusetts. The Investigations and Enforcement Bureau (“IEB”) of the Massachusetts Gaming Commission (“MGC”) informed HG Vora that its licensure review process must be completed before it could submit notice of director nominations, and while there was a reasonable expectation this would be completed by March 2025, it could not be completed by PENN's February 4, 2025 deadline for the submission of such nominations. For this reason, HG Vora sought limited relief from the MGC HG Vora delivered a presentation expressing concerns regarding the Company's capital allocation and urging the Company to repurchase shares while the stock is undervalued, rather than engaging in further value - destructive M&A HG Vora's Action After HG Vora had — at significant effort and expense over a nearly 12 - month period — to receive approval from every other state in which PENN operates to proceed with its nomination of directors, PENN appeared in front of the MGC at a public hearing to argue that HG Vora should be not be granted the limited relief it was requesting from the MGC and instead should be barred from nominating directors The Board did not formally respond to HG Vora's presentation and, a few months later, entered into a licensing agreement with ESPN that obligated PENN to pay ESPN $1.5 billion in licensing fees and grant warrants valued at more than $500 million PENN's Response

PENN Has Disingenuously Evaded and Actively Attempted to Thwart Us (Continued) 18 Early 2025 HG Vora notified PENN of its intention to nominate three candidates — William Clifford, Johnny Hartnett and Carlos Ruisanchez — for election at PENN's Annual Meeting HG Vora's advisors confirmed that while HG Vora could not raise corporate governance matters as part of settlement discussions due to restrictions recently imposed by a state gaming regulator, if the Company wished to have corporate governance be part of those discussions, the Company was permitted to seek input from a state gaming regulator to achieve a resolution During settlement discussions with the Company, HG Vora's advisors emphasized HG Vora's views that it was important for the Board to recognize the need for an objective and fresh examination of the Company's capital allocation, and thus strategy and execution , and that adding three new directors would be in the best interest of the Company and its shareholders HG Vora's Action Just ten days after declaring to HG Vora that there would be three seats up for election, the Board reduced the number of seats up for election at the Annual Meeting from three to two , depriving shareholders of the opportunity to elect all three candidates nominated by HG Vora PENN and its advisors expressed no interest in seeking input from or approaching the state gaming regulator , deliberately and artificially hindering HG Vora's ability to negotiate in settlement discussions with the Company PENN's advisors warned that HG Vora would face gaming regulatory hurdles during the proxy contest. Mere days after this warning, HG Vora received licensure approval from one state gaming regulator that was conditioned on HG Vora not raising certain topics — such as changing Board size or governance, or creating new Board committees — with PENN PENN's Response

PENN Has Not Performed Well Over the Short Term… 19 1% (0%) (6%) (35%) (24%) (22%) (40%) (40%) (92%) (59%) (56%) (73%) (55%) (96%) (72%) (18%) (102%) (32%) (128%) (84%) 1-Year 2-Year 3-Year 4-Year 5-Year vs. Company Performance Peers vs. US Gaming Peers vs. Russell 3000 Casino & Gambling Index vs. S&P 600 1. Source: Bloomberg. Data as of January 29, 2025, the day HG Vora disclosed that it had nominated candidates to stand for elect ion at the Company's 2025 Annual Meeting. “Company Performance Peers” refers to Boyd Gaming, Caesars Entertainment, Las Vegas Sands, MGM Resorts Int'l, Red Rock Resorts and Wynn Resorts. “US Gaming Peers” refers to Boy d G aming, Caesars Entertainment, Churchill Downs, MGM Resorts and Red Rock Resorts. Peer data refers to median. PENN's Relative Total Shareholder Return to January 2025 1 PENN underperformed its peers and market benchmarks over all relevant periods up until we publicly disclosed our notice of nomination in January 2025… and up until the present day (see pages 93 and 94) [W] e're very confident in our strategy and the value that it's going to deliver for shareholders over the short term, medium term, long term.” — Jay Snowden, PENN President & CEO, August 8, 2024

…Or the Long Term 20 (16%) (147%) (37%) (164%) (85%) (38%) (107%) (29%) (174%) (100%) (27%) (104%) 7% (153%) (45%) (46%) (573%) (65%) (225%) (111%) 6-Year 7-Year 8-Year 9-Year 10-Year vs. Company Performance Peers vs. US Gaming Peers vs. Russell 3000 Casino & Gambling Index vs. S&P 600 PENN's Relative Total Shareholder Return to January 2025 1 [W] e're investing in a high - growth business that's going to generate a lot of value for our shareholders long term .” — Jay Snowden, PENN President & CEO, February 15, 2024 1. Source: Bloomberg. Data as of January 29, 2025, the day HG Vora disclosed that it had nominated candidates to stand for elect ion at the Company's 2025 Annual Meeting. “Company Performance Peers” refers to Boyd Gaming, Caesars Entertainment, Las Vegas Sands, MGM Resorts Int'l, Red Rock Resorts and Wynn Resorts. “US Gaming Peers” refers to Boy d G aming, Caesars Entertainment, Churchill Downs, MGM Resorts and Red Rock Resorts. Peer data refers to median.

PENN's Claim That It Is “Nearing an Inflection Point” 1 Rings Hollow 21 ESPN Bet's market share remains in the low single - digits, far below PENN's long - term target of 10%+ The Company's stock price is negative year - to - date and over the last one, two, three, and four years and during CEO Jay Snowden's tenure PENN's Interactive segment is still losing money, with its most recent quarterly Adjusted EBITDA loss bringing its cumulative Adjusted EBITDA losses since 2019 above $1 billion Average monthly active users of PENN's Interactive products have declined by nearly 30% since the launch of ESPN Bet The timeline for Interactive segment profitability appears to have been extended (again) from 2025 to 2026 Consensus 2025 EBITDAR estimates have declined by approximately 20% since the launch of ESPN Bet 1. Source: PENN Letter to Shareholders, April 28, 2025. PENN Claims that It Is Nearing an “Inflection Point,” Yet…

HG Vora Sees Multiple Paths to Value Creation 22 Description Initiative • Refresh the Board by adding all three independent candidates nominated by HG Vora, including William Clifford Enhance Board Composition • Conduct a peer benchmarking analysis, with the aim of right - sizing executive compensation • Set more challenging performance targets, and hold the leadership team accountable if those targets are not met • Consider a new independent compensation consultant Align Pay with Performance • Conduct a fresh examination of the Company's capital allocation, and thus strategy and execution • In our view, having a subset of directors focused on reviewing the Company's strategy and evaluating alternative approaches would enhance and accelerate decision - making; directors tasked with this responsibility should possess the right skill set and experience and be capable of providing fresh perspectives • Carefully examine each major component of the Company's Interactive business and develop a clear strategy for each Review the Company's Strategy and Leadership 1 2 3 We Believe Genuine Change Can Help Drive Significant Value for Shareholders

We Have Nominated Three Exceptional Independent Candidates to Help PENN Win Again 23 Relevant Expertise Biography ▪ More than three decades of experience in the gaming industry ▪ Spent 13 years as CFO of PENN, during which time he drove an approximately 20x return for shareholders ▪ Helped negotiate and execute dozens of strategic transactions, including PENN's spin - off of its real estate assets into a separate publicly traded company ▪ Chief Financial Officer and Treasurer of Gaming and Leisure Properties (2013 – 2018) ▪ Chief Financial Officer of PENN (2001 – 2014) ▪ Director at Drive Shack (2018 – Present); former director at Intrawest Holdings (2014 – 2017) William Clifford ▪ Decades of experience building and running OSB and gaming businesses ▪ As Chief Development Officer of Flutter, led the company's M&A efforts, including the acquisition of FanDuel ▪ As CEO of Superbet Group, grew revenue by approximately 7x and profitability by approximately 5x ▪ Chief Executive Officer of Superbet Group (2019 – 2024) ▪ Variety of roles at Flutter Group (f/k/a Paddy Power), including Chief Development Officer and Managing Director of Paddy Power Online (1999 – 2019) ▪ Non - executive director at Superbet Betting & Gaming (2024 – Present) Johnny Hartnett ▪ As CFO of Pinnacle Entertainment, executed dozens of strategic transactions, including highly accretive share repurchase plans, a sale - leaseback with Gaming and Leisure Properties and a merger with PENN ▪ Delivered a 5x return for shareholders during his tenure as CFO of Pinnacle ▪ Co - founder of Sorelle Capital and Sorelle Hospitality (2018 – Present) ▪ Chief Financial Officer of Pinnacle Entertainment (2013 – 2018) ▪ Director at Southwest Gas Holdings (2022 – Present); former director at Cedar Fair Entertainment (2019 – 2024) Carlos Ruisanchez

Shareholders Should Vote the GOLD Proxy Card to Support Genuine Change 24 Genuine Change Is Needed to Unlock Value at PENN PENN's Board Has Destroyed Shareholder Value ▲ To ensure the next five years do not look like the last five years under the leadership of Messrs. Handler and Snowden, we believe change is needed at PENN ▲ We have nominated three outstanding independent candidates — William Clifford, Johnny Hartnett and Carlos Ruisanchez — each of whom has a proven track record of success in the gaming and hospitality industry ▲ Each of our nominees is committed to working diligently alongside PENN's incumbent directors to drive change and evaluate all opportunities to enhance value ▲ However, PENN's Board has denied shareholders the opportunity to elect all three independent candidates nominated by HG Vora by reducing the number of seats up for election at the Annual Meeting ▲ In our view, the Board's scheme illustrates the Board's resistance to substantive change and reinforces why such change is urgently needed ▲ By voting on the GOLD proxy card, shareholders can send a clear message that the status quo is no longer acceptable and that it is time for genuine change at PENN ▼ PENN has underperformed its peers and the broader market over most relevant time periods, and the Company appears to trade at a significant discount to its intrinsic value ▼ In our view, the Company's long - term underperformance is the direct result of a misguided foray into OSB under the leadership of the Chair of the Board, David Handler, and PENN's President and CEO, Jay Snowden ▼ Since the beginning of 2020, PENN has spent more than $4 billion on acquisitions and investments related to OSB ▼ Despite this significant investment, PENN's OSB business has failed to gain meaningful traction, and by nearly every relevant measure, PENN is worse off than it was in 2019 ▼ The Board has had ample opportunity to adjust its approach — by bringing in new leadership, refreshing the Board's composition or changing the Company's strategy, for example; however, until HG Vora nominated directors, the Board had done little to improve PENN's performance or governance

PENN's Board Has Failed Shareholders SECTION II 25

PENN's Board Has Failed Shareholders 26 Pages PENN Grade HG Vora's Assessment Board Responsibility 27 – 48 The Board backed the wrong strategy and allocated capital poorly Strategy and Capital Allocation 49 – 66 The Board has not demanded good execution Oversight and Accountability 67 – 71 The Board lacks sufficient relevant expertise, alignment and accountability Board Composition and Governance 72 – 84 The Board has failed to align the interests of management and shareholders Compensation Alignment 85 – 91 The Board has failed to engage with shareholders in good faith Shareholder Engagement 1 2 3 4 5

The Board Backed the Wrong Strategy and Allocated Capital Poorly SECTION II 1 27

We Believe PENN Chose the Wrong Strategy to Drive Growth in Digital Gaming

At the beginning of Jay Snowden's tenure as CEO, PENN's Board had to align on a strategy for online gaming, which was poised for rapid growth; in our view, the Board chose the wrong path

PENN's Decision Points	PENN's Decision	Why We Believe PENN's Decision Was Misguided	Consequences
Prioritize OSB or Online Casino	**Focus on OSB** and deemphasize online casino	• The online casino market has the potential to be larger, more profitable and less concentrated than OSB • Prior to the Barstool acquisition, PENN's standalone Hollywood Casino had a strong market position in early online casino states • PENN was well positioned to benefit from the nascent and rapidly growing online gaming market given the structural advantages of its licenses enabling market access, well known casino brands, key relationships with content providers and a large retail database to cross-sell with an omni-channel offering	• PENN's market share in online casino declined significantly as the Company focused its attention and investment on Barstool and, later, ESPN Bet • PENN is now revamping its online casino efforts — including by launching standalone Hollywood iCasino products in Pennsylvania, Michigan and New Jersey — but is doing so from a much weaker market position
Build the Digital Business Through M&A or Organically	**Spend aggressively on M&A** to rapidly establish and expand its presence in digital gaming	• While PENN had been a prolific acquirer of regional casinos, its executives had no experience in media or technology M&A • In our view, the Board was excessively reliant on its Chair — David Handler, a purported expert in technology M&A — for strategic guidance • Knowing that PENN was entirely reliant on M&A to grow its digital business, acquisition targets could extract maximum value in negotiations	• In our view, PENN was desperate for fast growth and, as a result, overpaid for both Barstool Sports and theScore • In total, PENN has committed more than $4 billion in shareholder capital to building its Interactive business, which has generated more than $1 billion in Adjusted EBITDA losses since the beginning of 2020

WinAt PENN
HG VORA | 28

PENN's Board Was Ill - Equipped to Make This Critical Decision 29 A EXPERIENCE Strategic Transformation Online Gaming Technology Product Development & Operations M&A Primary Industry Background PENN Directors as of January 2020 Ɣ Technology investment banking David A. Handler (Chair) Distressed debt investing John M. Jacquemin Ɣ Healthcare investment banking Barbara Shattuck Kohn Specialty chemicals Ronald J. Naples Brick - and - mortar casinos; public accounting Saul V. Reibstein (CFO) Public accounting Jane Scaccetti Brick - and - mortar casinos Jay Snowden (CEO) 0 of 7 Directors 0 of 7 Directors 0 of 7 Directors 2 of 7 Directors TOTAL Remains on the Board of Directors As PENN was preparing to embark on its new M&A and technology - driven strategy, its Board was almost entirely lacking in the skil ls necessary to oversee the Company's significant transformation

30 Remember where [PENN] came from. They were a casino company. And they were a good casino company. But it's a leap to think that just because you have [casinos], you're going to get into the sports betting business and make it work. If you're living quarter to quarter without dedicating the right resources, you lose credibility . And that's a shame, because there's huge value in PENN.” — John Levy, Founder, Former Chairman and CEO, theScore NEXT Summit New York, March 11, 2025 OSB Was the Wrong Strategy

Rush Street Interactive's Success Illustrates PENN's Missed Opportunity

PENN Prioritized OSB, to the Detriment of Its Online Casino Offering
We believe this choice has had profound implications for the business

- **In our view, Pennsylvania should have been an attractive market for PENN for online casino**
  - PENN operates four brick-and-mortar casinos in the state under the Hollywood Casino brand and, as a result, has a large database of local bettors
  - Pennsylvania was one of the first states after New Jersey to permit online casino gaming in 2019
- **PENN established a strong early position in online casino in Pennsylvania**
  - PENN's Hollywood Casino brand had an estimated 15%+ market share as of January 2020
- **However, rather than focusing on growing Hollywood Casino revenues, PENN announced the Barstool acquisition in January 2020 and focused its attention and investment on OSB**
  - As a result, its market share in Pennsylvania plummeted and has yet to recover
  - Meanwhile, Rush Street Interactive has maintained its focus on online casino gaming
  - While large new entrants (e.g., Draftkings, FanDuel, BetMGM and Caesars) have taken some share, Rush Street has maintained a strong market position

Rush Street's online casino-focused strategy has proven to be much more profitable than PENN's



Estimated Gross Online Casino Revenue Share in Pennsylvania[1]
24.8%
15.8%
13.2%
2.5%
11.4%
2.9%
January 2020
November 2023
March 2025
Rush Street Interactive (BetRivers / SugarHouse)
PENN Entertainment (Hollywood)



Adjusted EBITDA ($M)[2]
$8
($403)
$93
($500)
2023
2024
Rush Street Interactive
PENN Interactive

1. *Source: Eilers & Krejcik Gaming.*
2. *Source: Company filings.*

WinAt PENN

HG VORA | 31

PENN Entered the OSB Market Too Late…

PENN's Delayed Entry into OSB May Have Impaired Its Future Opportunity

After OSB was effectively legalized in 2018, PENN spent 18 months developing a strategy; other competitors had already established market dominance

November 2018

"[W]e're taking a pause… We've seen other competitors in our space already announce who they're making their deals with, and we want to make sure we get it right long term and ***don't feel pressed*** *that we have to be up and running for this football season."*

- Tim Wilmott, Former PENN CEO

February 2019

"[W]e continue to take a look and evaluate the different opportunities we have… [W]e're continuing to talk to media partners, potential scheme partners. ***We don't have anything firm to announce yet****… [S]till a lot more to come before we make a final decision."*

- Tim Wilmott, Former PENN CEO

May 2019

"I would anticipate… that by our next earnings call, we'll able to -- we'll be ready to articulate our sports betting and iCasino strategy as we move forward. ***We're getting a lot closer.****"*

- Jay Snowden, PENN CEO (then President and COO)

October 2019

"[W]e've been in conversations, continue to be in conversations with a number of potential sports media partners and we're encouraged by where some of those conversations are going. ***Nothing to share at this point.****"*

- Tim Wilmott, Former PENN CEO

By the Beginning of 2020, DraftKings and FanDuel Already Had Dominant Market Share

January 2020 Market Share[1]


FANDUEL
35%
DRAFT KINGS
28%
All Others
15%
CAESARS / William HILL
11%
BETRIVERS / SUGAR HOUSE
6%
BETMGM / SPORTS
4%

1. Source: Eilers & Krejcik Gaming.

WinAt PENN

HG VORA | 32

…And Built Its OSB Business with Three Flawed Transactions

Target / Counterparty	Type of Transaction	Year Announced	Total Value of Consideration	Results
A – Barstool Sports	Acquisition	2020	**$551 million** *$163 million for an initial 36% interest in 2020 + $388 million for remainder in 2023*	• Generated nearly $100 million in cumulative Adjusted EBITDA losses[1] • Controversies threatened PENN's relationships with its gaming regulators[2] • Failed to gain meaningful market share[3] • Sold back to founder for $1 in 2023
B – theScore	Acquisition	2021	**$2.1 billion**	• The members of theScore's founding family, who were tasked with leading PENN's Interactive business after the acquisition, abruptly departed in 2024[4] • Highly unlikely that PENN's mid-term revenue and Adjusted EBITDA targets ($400 million and $200 million, respectively) will be achieved
C – ESPN	Strategic Partnership	2023	**$2.05 billion** *$550 million in warrants + $1.5 billion in cash payments over 10 years*	• Has generated nearly $1 billion in cumulative Adjusted EBITDA losses[5] • Contributed to a significant increase in leverage (+2.5 turns to 7.0x+ on a lease-adjusted basis) • User base has declined and ESPN Bet has failed to gain meaningful market share[6]

Source: Company filings.

1. *Reflects the results of the Company's Interactive segment from Q1 2020 through Q2 2023.*
2. *See page 36 for further information.*
3. *See page 38 for further information.*
4. *See page 65 for further information.*
5. *Reflects the results of the Company's Interactive segment from Q3 2023 to Q1 2025.*
6. *See pages 54 through 58 for further information.*

WinAt PENN
HG VORA | 33

A | Other Gaming Companies Were Seemingly Wary of Barstool Sports



"*When PENN did the original transaction, **they did not know the temperature of Wall Street**… If they had bought Barstool – 100% – right away, it would have been probably World War III…*

*Moelis is our banker… [they do] all the gambling mergers and acquisitions. We went and met FanDuel, DraftKings, PokerStars, Wynn… You name it, we met. **We didn't get anywhere**.*

*Moelis said, '**Dave is too toxic… no one will deal with Dave**.'*

*Someone introduced us to PENN… **We met with PENN and hit it off**… and then it was all me and Erika [Ayers] talking to Jay [Snowden].*"

— Dave Portnoy, Founder of Barstool Sports
KFC Radio Interview, February 21, 2023

WinAt PENN

HG VORA | 34

PENN Overpaid for Barstool Out of Desperation 35 A 1. Source: Biz Carson, “Barstool Sports just got bought at a $10 million to $15 million valuation, and its founder is ' kinda rich now,'” Insider , January 7, 2016. 2. Source: PENN Press Release, January 29, 2020. Implied valuation based on consideration of $163 million. 3. Source: PENN Press Release, February 17, 2023. Implied valuation based on consideration of $388 million. 4. Source: Alex Weprin, “Dave Portnoy Bought Back Barstool Sports for $1,” The Hollywood Reporter , August 9, 2023. 5. Source: The Unnamed Show Podcast, September 24, 2020. ~$10 to $15 Million ~$450 Million ~$606 Million $1 Chernin Digital Group Acquisition of 51% Stake in 2016¹ PENN Acquisition of 36% Stake in 2020² PENN Acquisition of Remaining 64% in February 2023³ PENN Sale to Dave Portnoy in August 2023⁴ Barstool Sports Implied Valuation Desperate for growth and lured by the promise of OSB, PENN paid a high price to acquire its ownership stake in Barstool Sports [PENN] needed us… and we named our price. There was no negotiation .” — Dave Portnoy, Founder of Barstool Sports, September 24, 2020 5

A | Barstool Sports Controversies Threatened PENN's Regulatory Status

Barstool's controversies threatened PENN's relationships with its gaming regulators

Situation	Description	Gaming Regulator's Reaction
"Can't Lose Parlay"	▸ In 2023, Barstool ran a promotion called the "Can't Lose Parlay," which featured bets created by one of Barstool's media personalities[1] ▸ PENN argued that the advertisement was "satirical" and that "no reasonable person" would believe that the "Can't Lose Parlay" functioned as advertised[2] ▸ According to PENN, 90% of users lost their first "Can't Lose Parlay" bet[1]	*"The majority knows it's satire, but what about the 10% who are young, or who have mental health issues, or have responsible gaming issues?"* Brad Hill, Commissioner, Massachusetts Gaming Commission
University of Toledo Incident	▸ In 2022, Barstool advertised the Barstool Sportsbook and its pre-registration promos during the "Barstool College Football Show" on the campus of the University of Toledo[3] ▸ The same show targeted individuals under the age of 21 by encouraging the audience to take advantage of the promotions[3]	*"[A]ll applicants and eventual licensees must comply with the law… [S]taff was compelled to issue a notice of violation to PENN Sports Interactive, doing business as Barstool Sportsbook, for alleged violations of the commission's rules…"* Matthew Schuler, Executive Director, Ohio Casino Control Commission
University of Tennessee Incident	▸ In 2022, Mr. Portnoy and other Barstool personalities hosted a tailgate event near the University of Tennessee campus during a college football game[4] ▸ One of PENN's gaming regulators found the combined promotion of sports betting and alcohol around a collegiate sports event "troubling"[4]	*"From a responsible gaming [perspective]… the effort to co-brand with [Barstool]—and that would be coming into [Massachusetts] as well… I'm disturbed by that."* Eileen O'Brien, Commissioner, Massachusetts Gaming Commission
Insider Article	▸ In 2021, *Insider* published an article detailing allegations of sexual violence and intimidation by Barstool's founder, Dave Portnoy[5] ▸ In response to the article, gaming regulators in Nevada and Indiana began scrutinizing Barstool, and PENN reportedly shared the article with other regulators[5]	*"So I just want to make sure we're all being very, very clear here that regulators here in Massachusetts are really at a crossroads."* Cathy Judd-Stein, Former Chair, Massachusetts Gaming Commission

1. *Source: Jessica Welman, "PENN paid $25K fine in MA for past Barstool Can't Lose Parlay," SBC Americas, January 9, 2025.*
2. *Source: Jessica Welman, "Barstool invokes 'constitutionally protected speech' in defense of Can't Lose Parlay," SBC Americas, June 8, 2023.*
3. *Source: Jessica Welman, "Barstool Sportsbook Ohio faces potential $250K fine for marketing to Toledo students," SBC Americas, December 14, 2022.*
4. *Source: Jessica Welman, "MA regulators voice concerns over Barstool Sportsbook and Portnoy," SBC Americas, December 7, 2022.*
5. *Source: Julie Black, "Young Women Say Sex With Barstool Sports' Dave Portnoy Was Frightening," Insider, November 4, 2021.*
6. *Source: Emily Steel, "Desperate for Growth, Aging Casino Company Embraced 'Degenerate Gambler'," The New York Times, November 20, 2022.*

WinAt PENN

HG VORA | 36

A | PENN Actively Backed Dave Portnoy at Controversial Moments

PENN should have known that Barstool's brand and outspoken founder might present challenges for a highly regulated public company; it chose to ignore those warnings and stood by Barstool when it faced controversy



"***[Dave Portnoy] rose to fame by capitalizing on misogyny and other offensive behavior.*** *He once said that some women 'kind of deserve to be raped.'… He made what he acknowledged were racist statements, including using the N-word repeatedly… Far from being turned off by Mr. Portnoy's behavior,* ***PENN executives sought to harness his notoriety*** *to woo a new generation of gamblers.*

On a Thursday morning in November 2021… Insider… published an article detailing allegations from women who said they'd had sexual encounters with Mr. Portnoy that turned violent… The next day, ***[Jay] Snowden… held a videoconference call for employees. He criticized the Insider article and defended Mr. Portnoy.*** *Mr. Snowden was wearing a Barstool sweatshirt."*

- Emily Steel, *The New York Times*, November 20, 2022

WinAt PENN

HG VORA | 37

Barstool Sports Never Achieved Meaningful Market Share 38 A 1. Source: Eilers & Krejcik Gaming. Based on nationwide consolidated gross gaming revenue. 1.6% 1.7% 2.1% 1.8% 3.1% 2.8% 3.4% 5.0% 4.1% 2.8% 3.8% 3.8% 3Q23 2Q23 1Q23 4Q22 3Q22 2Q22 1Q22 4Q21 3Q21 2Q21 1Q21 4Q20 6 6 5 6 5 6 5 5 6 7 7 6 Ranking Barstool Sports National Market Share 1 Barstool Sportsbook never achieved meaningful market share during PENN's ownership, and was never a significant player in the U.S. OSB landscape [W]hat I think you should assume is that we are going to be top 3 [in online sports betting]. We said that before we ever launched. We're delivering on that.” — Jay Snowden, PENN President & CEO, February 4, 2021

A | PENN Nonetheless Doubled Down

Despite ample evidence that Barstool was not meeting expectations, PENN inexplicably doubled down

Barstool Did Not Appear to Be Driving Profitability in PENN's Interactive Business...

Interactive Segment LTM Adjusted EBITDA ($M)



($35)
($47)
($69)
($86)
($75)
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

...Yet, PENN Invested Another $388 Million to Purchase the Balance of Barstool in February 2023

PENN Entertainment acquires rest of Barstool Sports for $388 million

AWFUL ANNOUNCING

By: Andrew Bucholtz – Published February 17, 2023

"This deal comes in Barstool's 20th year of existence, and ***it also comes after a lot of ups and downs for the company****... Despite the various controversies since taking that 2020 minority stake, PENN clearly hasn't been scared off from Barstool... [R]ather than just escalate their Barstool stake to 50 percent, or even to control, they've bought the company entirely. So* ***the futures of PENN and Barstool are more closely linked than ever. We'll see how that plays out****."*

> *"[Barstool is]* ***one of the strongest sports media brands, certainly in the U.S., if not the world****. It's high growth. We've got tremendous people at Barstool, tremendous IP, great leadership and have a* ***very exciting future*** *ahead of us."*
>
> — Jay Snowden, PENN President & CEO, May 4, 2023

WinAt PENN

HG VORA | 39

A | PENN's Stated Goals Were Not Achieved

What PENN Said About the Barstool Acquisition	HG Vora's Observations	Goal Achieved?
"[W]e believe the significant reach of Barstool Sports and loyalty of its audience will lead to ***meaningful reductions in customer acquisition and promotional costs*** *for our sports betting and online products,* ***significantly enhancing profitability****…"*[1]	▸ Barstool's demographic skewed younger and lower-income, with fewer dollars to bet ▸ PENN's Interactive segment generated a **cumulative Adjusted EBITDA loss of approximately $130 million** during the Company's ownership of Barstool	✘
"Our growing team of product and engineering talent at PENN Interactive is focused on what we anticipate will be a ***best-in-class sports betting app****…"*[1]	▸ The Barstool Sportsbook app **launched without important features**, including same-game parlays and shareable bet slips	✘
"I think ***we should be in the top 3 [in market share]*** *in every state where we operate."*[2]	▸ **Barstool Sportsbook never ranked higher than sixth** in national market share during PENN's ownership ▸ PENN's average national market share from January 2020 to July 2023 was **less than 3%**	✘
"We… think ***Barstool can be a real catalyst for our brick and mortar business****… And they have a tremendous track record of driving visitation [at] live events including casinos. And we're now working together to build out the marketing schedule and plan that will drive Barstool users into our casinos."*[2]	▸ We see no evidence that PENN's brick-and-mortar operations derived any meaningful benefit from the Company's ownership of Barstool ▸ **Adjusted EBITDAR for PENN's brick-and-mortar business declined by approximately $100 million** from 2021 to 2023, and Adjusted EBITDAR margins declined by approximately 300 bps	✘

WinAt PENN

1. Source: PENN Press Release, January 29, 2020
2. Source: PENN Conference Call, January 29, 2020

HG VORA | 40

PENN Paid a Rich Multiple and a High Premium for theScore “We get that PENN needed a tech stack, but buying a media Company for a tech stack , knowing the challenges peers have had buying tech companies with sports betting tech stacks, seems a bit strange, and frankly, risky .” August 5, 2021 “ Valuation is high relative to theScore today…” August 5, 2021 “In our view, PENN paid a premium for its recent acquisition of theScore … ” September 14, 2021 “The principal rationale for acquiring theScore at such a high price was… related to advancing PENN's technical sophistications… [S] hareholders have to wonder if this could have been done in a more cost - effective manner from the onset.” May 31, 2024 PENN Paid a High Price for theScore's Technology 41 B 90.0x 9.4x 4.3x 2.2x theScore 75th Percentile Median 25th Percentile All 2021 Transactions $1B to $5B² EV/LTM Revenue 1 101% 37% 13% (5%) theScore 75th Percentile Median 25th Percentile All 2021 Transactions $1B to $5B² Premium to 30 - Day VWAP 1 1. Source: FactSet and Bloomberg. 2. Data includes all public - to - public acquisitions announced in 2021 with an enterprise value of greater than $1 billion. Excludes companies with LTM revenue below $10 million.

The ESPN Bet Partnership Was Costly 42 C $150 $300 $450 $600 $750 $900 $1,050 $1,200 $1,350 $1,500 $550 $550 $550 $550 $550 $550 $550 $550 $550 $550 $700 $850 $1,000 $1,150 $1,300 $1,450 $1,600 $1,750 $1,900 $2,050 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 10 Cumulative Value of Consideration for ESPN Sportsbook and Investment Agreement ($M) 1 Cumulative Cash Payments² Grant Date Fair Value of Warrants³ 1. Source: Company filings. 2. Per PENN's announcement on August 8, 2023, the Company agreed to make $1.5 billion in cash payments to ESPN over the initial ten - year term. 3. At the grant date, the warrants had a value of $550.4 million, based on the Black Scholes pricing model with contractual term s r anging from 9.5 to 11.5 years, and strike prices ranging from $26.08 to $32.60. PENN Committed to Paying ESPN More than $2 Billion Over the Next 10 Years [W] hy PENN? Because PENN stepped up in a very aggressive way and made an offer to us that was better than any of the competitive offers by far.” — Bob Iger, Chief Executive Officer of The Walt Disney Company, August 9, 2023

C | We Believe PENN's ESPN Bet Strategy Was Flawed from the Beginning

ESPN Bet's Challenge	Management's Optimistic View	HG Vora's Concern
ESPN Bet Was Late to OSB	**Barstool was a learning experience; next time will be better** *"We have learned a lot over the last few years about the recipe for success in the sports betting industry…"[2]*	✖ ESPN Bet did not launch until five years after the Supreme Court decision that paved the way for legalized sports gambling, by which point other companies had established dominant market positions, leaving PENN forced to try to take market share
The Initial Product Was Not Competitive	**Product features do not drive market share** *"I think there's been a lot of attention… given to same-game parlays and who's best at those. And to me, those are going to end up being largely commoditized because they're betting offerings that we're all going to be at the same level in a very short period of time."[2]*	✖ While ESPN Bet had a polished user interface at launch, its same-game parlay and player prop features were – by PENN's own admission[1] – not competitive with peers, and ESPN Bet was not as generous with bonus bets and other promotions
Launch Timing Was Poor	**The delayed launch is (somehow) a good thing** *"I actually think the timing of our launch in November is good because it's not going to get lost at the launch of football season. [Beginning of] football season is so noisy. Everybody is spending like crazy, trying to drive top of funnel on the acquisition side. I like how this plays out."[2]*	✖ PENN announced the ESPN deal in August 2023, but did not launch ESPN Bet until November 2023, missing out on the first several weeks of the NFL season – a critical time for customer acquisition
PENN Over-Relied on ESPN's Brand to Drive Share	**ESPN's brand is enough of a differentiator** *"I would like to spend a bit of time talking about what makes this deal so unique and special… [I]t really starts with the brands… We are firmly convinced that we will be getting significant value for our marketing dollars by allocating those funds to the single-best brand and platform in the U.S."[2]*	✖ A well-known brand is not enough to drive market share, as the failures of FoxBet and SI Sportsbook illustrate Besides its brand, ESPN Bet offered little to lure customers from more established OSB competitors

1. Source: PENN Q2 2024 Earnings Call, August 8, 2024 ("[W]e sort of lagged our competitive set in terms of full features and functionality…").
2. Source: PENN Q2 2023 Earnings Call, August 9, 2023.

WinAt PENN
HG VORA | 43

C | Other Observers Seemingly Foresaw that PENN Would Struggle with ESPN Bet

"[W]e **wonder if it's a little too late for PENN** to crack being a 10%+ market share player beyond 2025 (the big 4 have 90% +/- of GGR and handle share presently)."

J.P.Morgan
August 9, 2023

"ESPN Bet has a better chance than past OSB/media flops (FoxBet, Bally's, PB/NBC, etc.), but **the most well-known media/OSB success story is Sky Bet (UK), which we think is different** as they had exclusive sports league content rights."

Wells Fargo Securities
August 15, 2023

"**[N]ot many U.S. sports betting / media tie-in deals done to-date have been shown to drive meaningful market share** by themselves…"

BARCLAYS
August 8, 2023

"[S]ome of the pushback that I'm hearing is just the market share and the thought that **other partnerships between media operators and online sports betters hasn't worked** historically."

Needham
August 9, 2023

"The **issues remain** as to the magnitude of share given the **later entry, as well as the competitiveness of product advancement**, which has been the current success driver rather than eyeballs."

Jefferies
August 8, 2023

"[PENN] will… need to be a lot more promotional than it was with Barstool to acquire customers in an **already saturated OSB / iCasino market, with market share firmly consolidated** amongst a small few."

Deutsche Bank
August 9, 2023

WinAt PENN
HG VORA | 44

C | Mr. Snowden's Refusal to Answer Basic Questions About ESPN Bet Was Not Reassuring

	Analysts Had Relevant Questions Regarding ESPN Bet...	...Which Mr. Snowden Declined to Answer
Deal Process?	"Jay, is it possible to give a little more color about **how this came together** overall?" Barry Jonas, Truist Securities	**"Not really. I'd prefer not to get on the inside baseball of how it came together."**
Impact on 2024 Results?	"[D]o you have any kind of, I don't know, guidance that you could perhaps give that would give us maybe a **better sense of what we're thinking about on a 2024 basis**?" Carlo Santarelli, Deutsche Bank	**"I don't want to get into too much detail on '24 yet, Carlo."**
Market Share Targets?	"[I]t's a 10-year partnership, but potential termination rights after year 3 if certain market share thresholds aren't met. And so we've been getting some inbound to investors asking **what those market share thresholds are**." Bernie McTernan, Needham & Company	**"We haven't disclosed it and we're not going to."**
Integration with Other ESPN Products?	"[Are] there **plans eventually to maybe integrate** the signal, ESPN's in particular, within your app, I don't know, in '24? Or how long does that -- would that take in theory?" Joe Stauff, Susquehanna Financial Group	**"I would say that's a real forward-looking question, Joe... I'd rather wait until our Investor Day more toward the end of this year."**
Tracking Success?	"Many of the other media partnerships, I think, ultimately acquired customers that then lost them or we saw them dwindle in year 2. **How will you measure conversion effectiveness** with ESPN and/or track KPIs to ensure that you're acquiring beyond that kind of first test?" Stephen Grambling, Morgan Stanley	**"[W]ith regard to some of the KPIs, we'll get into more of that at the end of the year in our investor presentation. Again, we're really focused on launch right now."**

WinAt PENN

Source: PENN Q2 2023 Earnings Call, August 9, 2023.

HG VORA | 45

3.3% 2.0% 1.8% 1.0% 1.0% 0.0% 0.0% 0.0% PENN BYD CZR CHDN RRR LVS MGM WYNN These Poor Capital Allocation Decisions Have Led to Impairments… 46 1. Source: Bloomberg. $623 $623 $742 $872 $961 2020 2021 2022 2023 2024 Cumulative Impairment Losses ($M) 1 Impairment Losses as a % of Revenue, 2020 - 2024 1

Lease - Adjusted Net Leverage 1 …And High Leverage… 47 PENN's leverage has increased more than 2.5 turns since the ESPN Bet deal was announced in August 2023 1. Source: Company filings. 7.3x 8.6x 7.9x 7.2x 6.0x 4.7x 4.7x 4.6x 4.4x 4.3x 4.3x 4.0x 4.1x 3.9x 4.0x 4.5x 4Q 24 3Q 24 2Q 24 1Q 24 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 Is the balance sheet over - levered? Yes .” — Raymond James, May 20, 2024

…And Substantial Questions About the Strategy

"It's quite surprising that PENN has invested heavily in developing an online sports betting and iGaming platform while appearing to have ***not placed a high priority on ensuring the quality of the product****."*

BENCHMARK

April 16, 2024

"I think there's a pretty compelling case to be made for PENN to ***focus on online casino and ditch sports betting****…"*

The Closing Line

February 28, 2025

"Has ***PENN's interactive strategy continued to disappoint?*** *Yes... Put simply, the* ***digital business isn't delivering****…"*

RAYMOND JAMES

May 20, 2024

"ESPN Bet is still not on pace to meet its original target of a podium position and… ***if further progress is not made this year, [PENN] will have to explore a rationalization of the Interactive cost structure.****"*

cg Canaccord Genuity

February 27, 2025

"[W]e think ***the most value-accretive outcome entails 1) ESPN Bet termination*** *and pivot to iCasino-led Interactive strategy, 2) divestiture of theScore, and 3) improved disclosures for market access royalties."*

STIFEL

March 17, 2025

"The interactive guide ***negatively impacts our view that PENN will ultimately be able to create shareholder value through ESPN Bet****. As we enter the second half of the relationship for the initial term between PENN and DIS,* ***the clock is ticking****…"*

Needham

February 28, 2025

"With ESPN Bet [market] share in the [low single digits], we believe it's ***increasingly unlikely that PENN/ESPN will elect to extend their agreement*** *beyond year-3 (3Q26)."*

WELLS FARGO SECURITIES

March 3, 2025

"PENN's core business is running profitable, stable casinos. But ***management got distracted by the hype cycle of online sports betting****. They saw FanDuel and DraftKings stock skyrocketing and thought: 'We can do that too!' No, you can't."*

February 22, 2025

WinAt PENN

HG VORA | 48

The Board Has Not Demanded Good Execution SECTION II 2 49

Overall Operating Performance Has Meaningfully Deteriorated 50 $1,605 $1,292 2019 2024 $0.37 ($2.05) 2019 2024 $513 ($123) 2019 2024 1. Source: FactSet and Company filings. Adjusted EBITDAR ($M) 1 Free Cash Flow ($M) 1 GAAP Earnings per Share 1

51 1. Source: Company filings. 2. Digital segments refer to Boyd Online, Caesars Digital and PENN Interactive. Rush Street Interactive refers to the entire com pan y's revenue / adjusted EBITDA. Interactive Costs Are Too High… $117 $108 $93 ($500) CZR BYD RSI PENN 2024 EBITDA from Digital Segment ($M) 1,2 $1,163 $960 $924 $606 CZR PENN RSI BYD 2024 Revenue from Digital Segment ($M) 1,2 PENN's Interactive Segment Has Similar Scale to those of Boyd, Caesars and RSI… We're going to be profitable faster than anyone else . And we're delivering on that and continue to deliver on that pledge. Again, faster than anybody else.” — Jay Snowden, PENN President & CEO, February 4, 2021 …Yet PENN Interactive Is Deeply Unprofitable Because It Is Burdened by Expenses Related to ESPN Bet

…And Margins Have Declined… 52 1. Source: Bloomberg. PENN's Peers Have Expanded EBITDAR Margins, while PENN's Margins Have Declined 1,658 928 723 694 419 (828) RRR CHDN BYD CZR WYNN PENN Change in EBITDAR Margin from 2019 - 2024 (bps) 1

53 1. Source: FactSet. Data as of April 25, 2025. 2. Rush Street Interactive refers to the entire company's EBITDA margin. …And Are Expected to Remain Inferior Analysts Expect PENN's Interactive Margins to Remain Low Relative to Peers (7%) 6% 10% 12% 14% 16% 14% 14% 14% 20% 25% 26% 2025E 2026E 2027E Consensus Digital Segment EBITDA Margin 1 PENN Interactive Rush Street Interactive² Boyd Online Caesars Digital PENN… continues to have an Interactive EBITDA drag when others are turning or have turned the corner on profitability.” — CBRE Capital Advisors, May 12, 2025

ESPN Bet Has Failed to Gain Meaningful Market Share… 54 1. Source: PENN Q4 2024 Earnings Call, February 27, 2025 (“[W]hen we announced our partnership with ESPN in the summer of '23, b oth sides of this partnership made it very clear that we expected to compete for a seat at the podium. And we're not on pace right now to do that.”). 2. Source: Eilers & Krejcik Gaming. Data based on nationwide consolidated gross gaming revenue. 8.2% 4.7% 1.3% 2.7% 3.2% 2.9% 2.7% 2.5% 2.5% 2.4% 1.9% 2.2% 2.1% 1.1% 1.9% Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 Jan-25 8 8 8 8 8 8 8 7 7 6 6 6 7 5 3 Ranking: ESPN Bet Monthly Market Share and Ranking Since November 2023 Launch 2 ESPN Bet used sign - up bonuses to incentivize trial upon launch, but quickly ceded market share; by Mr. Snowden's own admission, ESPN Bet has failed to meet his goal of competing for a “podium position” 1 What we don't want to have is a giant splash in the first month or two months and then you leak market share. Like that would not be deemed a success .” — Jay Snowden, PENN President & CEO, November 2, 2023

…And Has Performed Poorly in Key States 55 #5 | Pennsylvania #4 | Ohio #3 | New Jersey #2 | Illinois #1 | New York $742M 2024 Gross Gaming Revenue $882M 2024 Gross Gaming Revenue $1.1B 2024 Gross Gaming Revenue $1.2B 2024 Gross Gaming Revenue $2.0B 2024 Gross Gaming Revenue 46.5% 34.4% 6.5% 5.1% 4.9% 2.0% 1.1% 41.8% 34.1% 7.2% 6.3% 3.9% 3.7% 3.1% 43.2% 27.5% 7.8% 3.8% 3.6% 1.8% 1.2% 42.6% 33.2% 5.0% 3.6% 3.0% 2.2% 0.4% 50.6% 26.6% 5.7% 4.1% 4.1% 3.8% 1.4% Source: Eilers & Krejcik Gaming. Data refers to average monthly market share in 2024 based on gross gaming revenue. ESPN Bet's Market Share Is in the Low Single - Digits in the States with the Largest OSB Markets

ESPN Bet Underperformed During the Critical 2024 NFL Season

During its first full NFL season after launch, ESPN Bet lagged behind its peers in terms of app downloads

U.S. OSB NFL Season App Downloads (iOS and Android) (in millions)[1]



4.1
4.0
1.9
1.4
1.2
1.2
1.0
0.5
FANDUEL
DRAFT KINGS
Hard Rock BET
bet365
BETMGM
Fanatics Sportsbook
ESPN BET
CAESARS SPORTSBOOK

*"I think we have a good offering today, but we have an opportunity to make it a lot better for **this upcoming football season, where it matters the most.**"*

— Jay Snowden, PENN President & CEO, May 2, 2024

WinAt PENN

1. Source: Sensor Tower / Eilers & Krejcik Gaming.

HG VORA | 56

PENN's Interactive User Base Has Declined Since the Launch of ESPN Bet…

Despite PENN's claims that ESPN Bet would drive top-of-funnel growth, the Company's Interactive user base has declined significantly over the last year

Average Monthly Active Users (in 000s)[1]



771
684
465
429
542
560
(27%)
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

"***ESPN Bet continues to drive meaningful growth*** *in both our digital database and our active user base.*"

— Jay Snowden, PENN President & CEO, May 2, 2024

1. *Source: Company filings. Refers to Average Monthly Active Users (MAUs) across OSB and iCasino products in North America. MAUs are defined as the number of unique paid users per month that had at least one real money paid engagement across PENN's OSB and iCasino products in North America.*

WinAt PENN
HG VORA | 57

…And By PENN's Own Measures, ESPN Bet Has Underperformed 58 PENN 2027 Guidance Range 1. Source: PENN Q2 2023 Earnings Call, August 9, 2023. 2. Source: PENN Q4 2024 Earnings Call, February 27, 2025. 3. Source: Brett Smiley, “US Sports Betting Data — Market Share Stats By Brand, Gross Gaming Revenue, Parlay Handle & Hold,” Casino Reports , March 3, 2025. 3.7% 4.7% 35.5% 37.0% 10% 20% ESPN Bet at YE 2024² ESPN Bet 2025 Guidance² DraftKings at YE 2024³ FanDuel at YE 2024³ Sports Betting Handle Market Share PENN's opportunity for a “podium position” in OSB looks increasingly remote, as the Company expects its market share to continue to trend well below the targets it set when the ESPN Bet deal was announced “The bull case when PENN entered the ESPN deal was to get to 20 - 25% of the sports betting market by 2027; the bear case was 10% of the market… Getting to that bear case of 10%, as we sit here, seems like a stretch .” — The Cashout, February 28, 2025

OSB "Hold Rate" (Revenue) Is Too Low

The "hold" percentage refers to the amount wagered that the casino retains as revenue; PENN's gross hold for Barstool and ESPN Bet has consistently been below the peer median

Aggregated OSB Gross Hold Rate[1]



+140 bps
+60 bps
7.2%
8.6%
5.6%
6.2%
Peer Median²
ESPN Bet / Barstool
Q4 2022
Q1 2025

"[I]f you look at in the U.S. I think ***we're the lowest average hold percentage of all of the top 6 players****. We think that, that will start to reverse itself once we're on our own tech stack and our own player account management."*

— Jay Snowden, PENN President & CEO, February 2, 2023

1. Source: Eilers & Krejcik Gaming.
2. Peers include FanDuel, DraftKings, BetMGM, Caesars, BetRivers and Fanatics.

WinAt PENN
HG VORA | 59

Meanwhile, Even PENN's Core Business Has Deteriorated… 60 1. Source: Company filings. $5.7 $5.7 $5.8 $5.8 $5.8 $5.7 $5.7 $5.7 $5.6 $5.6 $5.6 $5.6 $5.6 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 $2.2 $2.1 $2.1 $2.1 $2.1 $2.1 $2.0 $2.0 $2.0 $2.0 $1.9 $1.9 $1.9 31.0% 32.0% 33.0% 34.0% 35.0% 36.0% 37.0% 38.0% 39.0% $1.5 $1.6 $1.7 $1.8 $1.9 $2.0 $2.1 $2.2 $2.3 $2.4 $2.5 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 Adjusted EBITDAR Margin 38.3% LTM Retail Segment Revenue ($B) 1 33.7% LTM Retail Segment Adjusted EBITDAR ($B) 1 The casino side isn't broken — it's just been ignored . If the company focuses on running its casinos properly, slashes digital losses, and returns capital to shareholders, the stock could easily re - rate to the mid - $20s…” — Junk Bond Investor, February 22, 2025

…Resulting in the Collapse of Returns on Capital 61 1. Source: Bloomberg. 14.8% 13.1% 8.1% 5.6% 3.5% 3.4% 2.8% 1.7% RRR BYD CHDN CZR MGM WYNN LVS PENN 2021 - 2024 Average ROIC 1 17.1% 9.5% 8.7% 8.5% 8.1% 7.4% 6.8% 5.4% LVS PENN CHDN MGM WYNN BYD RRR CZR 2016 - 2019 Average ROIC 1 PENN Has Gone from an Industry Leader with Respect to Return on Invested Capital… …to an Industry Laggard

62 $1.875 to $2.0 $1.51 $1.485 to $1.645 $1.29 Initial Guidance Actual Initial Guidance Actual 2023 2024 Adjusted EBITDAR ($B) 1 (22%) (17%) 1. Source: Company filings and earnings call transcripts. Percentages represent difference between mid - point of guidance and actual results. The Company Has Meaningfully Missed Guidance PENN Has Missed Adjusted EBITDAR Guidance Significantly for the Last Two Years [W]e have not been as tight and accurate with our financial forecasting in the early days of ESPN BET, which is not representative of our long - term track record or internal expectations at PENN.” — Jay Snowden, May 2, 2024

Forecasts for the Interactive Segment Have Been Particularly Unreliable

PENN Has Consistently Moved the Goalposts with Respect to Its Expectations for Interactive Segment Profitability
The Company has pushed its breakeven point back more than four years from its original estimate

First Target | 2021

*"I would assume that **2021 maybe as sort of breakeven-ish on the interactive side**. But we clearly have a path to ramping up profitability faster than anybody else, and I would expect to start to see that really ring through in 2022 and beyond from there."*

- Jay Snowden, February 4, 2021

Second Target | 2022

*"[W]e think **we'll be probably breakeven from the PENN Interactive and theScore combination in 2022**. And then you'll see that EBITDA ramp really start to hockey stick in '23 and beyond."*

- Jay Snowden, August 5, 2021

Third Target | 2023

*"**[P]rofitability is definitely going to be there in 2023**, and it would be there in '22 if we weren't also going vertical on tech stack."*

- Jay Snowden, November 4, 2021

Fourth Target | Late 2023

*"For our Interactive segment, **we expect the fourth quarter to be profitable**, while the second and third quarters should look very similar to each other."*

- Jay Snowden, May 4, 2023

Fifth Target | 2025

*"[W]e now expect the digital segment to inflect to **roughly breakeven in 2025** and start generating meaningful EBITDA and free cash flow in 2026 and beyond."*

- Jay Snowden, February 15, 2024

Sixth Target | 2026

*"We are confident that our digital business is nearing an inflection point, and we anticipate each quarter of 2025 to deliver a lower loss sequentially throughout the year and **our Interactive division to be profitable in 2026**…"*

- PENN Board of Directors, April 28, 2025

WinAt PENN
HG VORA | 63

We Believe the Board Has Failed to Recruit the Right Leadership Team…

PENN's Leadership Team Lacks Experience in OSB and Online Casino Gaming

	PENN Executive	Prior Role	Prior OSB Experience?	Prior Online Casino Experience?
	**Jay Snowden** *President and CEO*	Chief Operating Officer	✘	✘
	**Felicia Hendrix** *Chief Financial Officer*	Managing Director and Equity Research Analyst, Barclays	✘	✘
	**Todd George** *Executive Vice President, Operations*	Senior Vice President, Regional Operations (Midwest)	✘	✘
	**Chris Rogers** *Chief Strategy and Legal Officer*	Senior Vice President, Corporate Development	✘	✘
	**Jason Birney** *Head of Interactive Operations*	Vice President and General Manager, Hollywood Casino Columbus	✘	✘
	**Wendy Hamilton** *Chief Human Resources Officer*	Chief Guest Engagement Officer, Philadelphia Zoo	✘	✘
	**Aaron LaBerge** *Chief Technology Officer*	President & Chief Technology Officer, Disney Entertainment and ESPN	✘	✘
	**Billy Turchin** *Chief Product Officer (joined 2025)*	Senior Vice President of Product, FanDuel	✓	✓
	**Jennifer Weissman** *Chief Marketing Officer*	Regional Vice President of Marketing, Caesars	✘	✘

Source: Company website and LinkedIn.

HG VORA | 64

…And Failed to Retain the Team It Did Recruit

PENN's Interactive Strategy Was Previously Led by Members of the Levy Family…



John Levy
Founder and Former CEO of theScore



Benjie Levy
Former President and COO of theScore and Former Head of PENN Interactive



Aubrey Levy
Former Senior Vice President of Content and Marketing and Head of esports of theScore



Noah Levy
Former Senior Vice President of Product Management of theScore

> "*The mgmt. team responsible for Barstool's failure won't be operating the ESPN partnership. Rather, **PENN's online strategy is now run by the legacy Score team led by the Levy's.***"
>
> — Roth Capital Partners, August 10, 2023

…All of Whom Abruptly Departed in 2024

PENN Entertainment Announces Interactive Leadership Transition Scheduled for April 2024
January 31, 2024

PENN ENTERTAINMENT

WYOMISSING, Pa.--(BUSINESS WIRE)--PENN Entertainment, Inc. ("PENN" or the "Company") (NASDAQ: PENN) announced today that the founding family behind theScore -- John Levy, Benjie Levy, Aubrey Levy and Noah Levy -- will be stepping down from their roles at PENN Interactive, with John departing in mid-February and with Benjie, Aubrey and Noah departing in April 2024.

PENN acquired Score Media and Gaming Inc. ("theScore") in October 2021 and integrated theScore with its PENN Interactive unit under the leadership of Benjie Levy as Head of Interactive with John Levy assuming the role of Executive Chairman of theScore.

> "*[T]he **Levy family are about to ride off into the sunset.** In [an] interview… in 2019, [John] Levy, who was 66 at the time, was asked how long he expected to keep going. He scoffed at the question. 'I'm just having too much fun,' he replied. 'There's no limits on this thing.' And yet there were.*"
>
> — Simon Houpt, The Global and Mail, February 16, 2024

WinAt PENN
HG VORA | 65

But PENN's Leadership Is Full of Excuses

PENN's Challenge	Mr. Snowden's Explanation	HG Vora's Perspectives
The Barstool Acquisition Was an Expensive Failure	**"The Gaming Industry Is Too Heavily Regulated"** *"[I]t became very clear to Barstool and us that… we're not a natural owner long term because of how highly regulated our industry is."*[1]	× **PENN should have known better**; virtually as soon as the transaction was announced, observers noted the potential risks associated with Barstool's controversial founder and brand operating in a highly regulated industry[3] × **PENN was aware that Barstool's content could be divisive**[4] and acknowledged less than two months after the transaction was announced that Barstool could negatively impact its relationships with gaming regulators[5]
Marketing Spend Has Been Excessive	**"The Market Has Been Irrational"** *"[T]he promotional and marketing advertising environment [is] a lot more rational today than it was a couple of years ago."*[1]	× **PENN's excessive spending is largely self-inflicted**; though advertising spend and volume appears to have moderated across the OSB industry,[6] PENN's agreement with ESPN obligates the Company to pay $150 million annually for media marketing services and brand and other rights until 2033
ESPN Bet's Market Share Growth Has Been Disappointing	**"ESPN Bet Was Missing a Few Key Features"** *"[W]e [had] some ground to make up, particularly in key feature categories such as parlays and player props."*[2]	× **In an industry with notoriously low switching costs**, product functionality is critical to driving customer loyalty and retention × **Instead of developing a compelling product with competitive features, PENN appears to have relied on aggressive promotions** to boost engagement and drive monetization
PENN's Interactive Investments Have Not Generated Satisfactory Returns	**"Returns Don't Matter"** *"People are like, oh, did you get a return? We have 1.5 million that are in our database today that stay with us after we moved on from Barstool."*[1]	× **PENN's larger database does not appear to be translating to improved performance**; PENN's digital database is more than 4x larger than it was in 2021, but the Interactive segment lost more money than ever in 2024

1. Source: Bank of America Securities Gaming and Lodging Conference, September 7, 2023.
2. Source: PENN Q2 2024 Earnings Call, August 8, 2024.
3. Source: Barclays Research Report, January 29, 2020 ("Dave Portnoy and certain other Barstool talent have faced their fair share of controversy, particularly around the irreverent and off-color nature of some of their content.").
4. Source: PENN Q2 2020 Earnings Call, August 6, 2020 ("Not everyone loves [Barstool]. But they do bring levity, and it's irreverent, and it's satirical sometimes.").
5. Source: PENN Form 10-K, filed with the SEC on February 27, 2020, at page 21.
6. Source: "Gambling & Sports Betting Advertising Trends," American Gaming Industry, April 2024.

WinAt PENN
HG VORA | 66

The Board Lacks Sufficient Relevant Expertise, Alignment and Accountability SECTION II 3 67

The Board is Still Not Comprised of Directors Whose Skills Align with OSB or Online Casino 68 A B C D E F EXPERIENCE Strategic Transformation Online Gaming Technology Product Development & Operations M&A Primary Industry Background PENN Directors as of May 2025 Consumer packaged goods Vimla Black - Gupta Ɣ Technology operations Anuj Dhanda Ɣ Technology investment banking David A. Handler (Chair) Advertising and media Marla Kaplowitz Ɣ Healthcare investment banking Barbara Shattuck Kohn Brick - and - mortar casinos; public accounting Saul V. Reibstein Public accounting Jane Scaccetti Brick - and - mortar casinos Jay Snowden (CEO) 0 of 8 Directors 0 of 8 Directors 1 of 8 Directors 2 of 8 Directors TOTAL [D] igital gaming and online sports betting experience… [are] essential to the future of PENN's business and the industry …” — PENN Letter to Shareholders, May 15, 2025

PENN's Directors Own Very Little Stock…

We Believe PENN's Directors Lack Alignment with Shareholders Because They Own Relatively Little Stock

Value of Position in PENN ($M)[1]



Independent Directors' Aggregate Ownership
$9
~35x
Mr. Snowden's Ownership
$43
~8x
HG Vora's Ownership
$117
$210
$327
Common Shares Beneficially Owned
Cash-Settled Swaps²

1. Source: FactSet and Company filings. Market value based on PENN's share price as of April 25, 2025.
2. HG Vora is party to cash-settled swap agreements ("Cash-Settled Swaps") with one or more unaffiliated third-party financial institutions that reference 13,000,000 shares of Common Stock. Value represents the number of underlying shares of Common Stock based on the closing price as of April 25, 2025.

WinAt PENN
HG VORA | 69

…And Have Been Selling 70 $0 $3 $4 $6 $8 $8 $8 $8 $8 $10 $10 $10 $10 $10 $14 $14 $14 $37 $62 $67 $69 $69 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Cumulative Value of Shares Sold ($M) 1 Total Independent Directors Jay Snowden Mr. Snowden has sold >$40 million in stock since he was appointed CEO 1. Source: FactSet. PENN's Directors – Especially Mr. Snowden – Have Been Selling Shares, Insulating Themselves from PENN's Decline

PENN's Governance Framework Does Not Ensure Accountability

PENN's Governance Makes It Difficult for Shareholders to Hold the Board Accountable[1]

	Percentage of Companies with Provision					
	PENN ENTERTAINMENT	Company Proxy Peers	Company Performance Peers	US Gaming Peers	S&P 500	S&P 600
Majority Vote Standard	✘	50%	50%	40%	92%	54%
Declassified Board	✘	83%	83%	80%	88%	66%
Simple Majority to Remove Directors	✘	50%	50%	60%	89%	71%
Shareholders Can Fill Board Vacancies	✘	33%	50%	60%	20%	15%
Shareholders Can Access Proxy	✘	25%	33%	40%	83%	16%
Shareholders Can Call Special Meetings	✘	50%	67%	100%	75%	53%
Shareholders Can Act by Written Consent	✘	42%	50%	40%	31%	25%
Simple Majority to Amend Bylaws	✘	50%	50%	80%	81%	64%
Simple Majority to Amend Charter	✘	67%	67%	80%	69%	49%
Shareholders Can Choose Litigation Forum	✘	33%	33%	40%	42%	41%

1. Source: FactSet. Data as of April 25, 2025. "Company Proxy Peers" refers to Boyd Gaming, Caesars Entertainment, DraftKings, Electronic Arts, Las Vegas Sands, Lions Gate Entertainment, Live Nation Entertainment, MGM Resorts Int'l, Red Rock Resorts, Roku, SiriusXM and Wynn Resorts. "Company Performance Peers" include Boyd Gaming, Caesars Entertainment, Las Vegas Sands, MGM Resorts Int'l, Red Rock Resorts and Wynn Resorts. "US Gaming Peers" refers to Boyd Gaming, Caesars Entertainment, Churchill Downs, MGM Resorts and Red Rock Resorts.

WinAt PENN
HG VORA | 71

The Board Has Failed to Align the Interests of Management and Shareholders SECTION II 4 72

We Believe PENN's Compensation Program Is Deeply Flawed 73 Summary Observations HG Vora's Perspective • Mr. Snowden's target compensation is higher than all but one of his peers, despite the fact that he is the second - worst performing CEO among his peers, and PENN is the second - smallest company • PENN's NEO compensation has been growing consistently for years, even though the Company is smaller and less profitable than it was in 2019 • The pay disparity between Mr. Snowden and PENN's other NEOs is also very high PENN's Executive Compensation Is Excessive • PENN's annual incentive awards have paid out at or above target for three of the past four years, even though PENN's total shareholder return was negative during each calendar year • The Compensation Committee has set Adjusted EBITDAR targets below analyst consensus and prior year totals, which we believe reflects a lack of rigor • In 2023, the Compensation Committee exercised its discretion to modify performance targets post hoc to ensure that executives still received their annual incentive award payouts Executive Pay Has Not Been Aligned with Performance • The Company's stock - based compensation and value - adjusted burn rate have increased significantly in recent years • In 2021, Mr. Snowden was awarded a supplemental equity grant with the potential to be worth more than $200 million, more than 4x what he had earned during his previous ten years at PENN • The target value of Mr. Snowden's 2024 equity grant was higher than the stock - based compensation of the entire company each year from 2015 to 2019 PENN's Equity Grant Practices Are Excessive A B C

74 1. Source: FactSet and company filings. Data as of April 25, 2025. PENN is the second - smallest company in its peer group… …And Mr. Snowden Has Been the Second - Worst Performing CEO Among His Peers… …Yet Mr. Snowden Has Been Paid More than All But One of His Peers $38B $31B $25B $17B $9B $9B $8B $7B $6B $6B $3B $2B $2B EA LYV LVS DKNG MGM WYNN ROKU SIRI CZR BYD RRR PENN LGF.A Market Value ($B) 1 15% 15% 14% 14% 13% 5% 5% 2% (2%) (4%) (8%) (8%) (20%) MGM ROKU DKNG LYV RRR LGF.A BYD EA WYNN CZR LVS PENN SIRI Annualized TSR During CEO's Tenure 1 $30M $25M $24M $24M $20M $19M $19M $19M $16M $16M $16M $11M $2M LYV PENN EA ROKU DKNG LGF.A SIRI LVS MGM WYNN CZR BYD RRR CEO Target Compensation 1 Mr. Snowden's Target Compensation Is Too High… A

75 $14.4 $2.9 $3.2 $2.5 $15.9 $3.1 $3.7 $3.0 $17.4 $4.7 $5.2 $3.2 $25.3 $5.6 $6.3 $5.0 CEO CFO EVP, Operations CLO / CSO² 2021 2022 2023 2024 1. Source: FactSet and Company filings. 2. Market data as of December 31, 2024. Total NEO Compensation at Target Revenue Employees Enterprise Value Adjusted EBITDA Market Value 34 65 73 105 111 184 0 50 100 150 200 2021 2022 2023 2024 …And Has Grown Rapidly… A The compensation of PENN's executives has been growing for years, even though PENN itself has not grown meaningfully by any relevant metric Total Executive Compensation Opportunity at Target ($M) 1 Growth from 2021 to 2024 (Indexed to 100) 1,2

A | …Even After an Unusual and Excessive "Mega-Grant" in 2021

The 2021 mega-grant gave Mr. Snowden—who at the time was just one year into his tenure as CEO—the opportunity to earn ~4.6x more than what he had earned during his previous ten years at PENN

Jay Snowden's Compensation Opportunity ($M)[1]



Cumulative Compensation Earned Prior to Mega-Grant[2]
2021 Annual Compensation Opportunity[3]
Potential Value of Stock Price Hurdle Award[4]
Potential Value of Relative TSR Hurdle Award[4]
$3.2
$4.8
$6.2
$9.8
$12.7
$15.7
$22.9
$27.4
$38.3
$42.2
$208.9
~4.6x
$97.2
$97.2
$14.4
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Mr. Snowden began his tenure as CEO in January 2020

"[T]he CEO received a special equity award in addition to his annual-cycle award… [T]he [compensation] committee did not provide sufficient rationale for the magnitude, which is ***multiple times larger than total CEO peer median pay*** *by itself, nor was any commitment not to grant the CEO further special equity awards over the duration of the grant disclosed.* ***[T]he size of the grant and potential payout is… concerning."***

— Institutional Shareholder Services, May 20, 2022

1. *Source: Company filings.*
2. *Represents Mr. Snowden's total compensation as disclosed in the summary compensation tables in the Company's proxy statements.*
3. *Refers to the sum of Mr. Snowden's base salary ($1.8M), target Annual Incentive Plan opportunity ($4.5M) and the target value of his Long Term Incentive Plan award ($8.1M).*
4. *Equal to the total number of shares Mr. Snowden is eligible to earn under the award (300,000), multiplied by the stock price hurdle of the last tranche ($324.16)*

WinAt PENN

HG VORA | 76

77 (40%) (43%) (12%) (24%) (3%) (24%) 16% (10%) 34% (20%) 14% (7%) 2021 2022 2023 2024 PENN Company Proxy Peers Company Performance Peers 1. Source: Company filings. 2. Source: Bloomberg. “Company Proxy Peers” refers to Boyd Gaming, Caesars Entertainment, DraftKings, Electronic Arts, Las Vegas Sa nds, Lions Gate Entertainment, MGM Resorts Int'l, Red Rock Resorts, Roku, SiriusXM and Wynn Resorts. “Company Performance Peers” refers to Boyd Gaming, Caesars Entertainment, DraftKings, Electronic Arts, Las Vegas San ds, Lions Gate Entertainment, MGM Resorts Int'l, Red Rock Resorts, Roku, SiriusXM and Wynn Resorts. Peer data refers to median. 150% 104% 99% 63% 150% 100% 108% 83% 2021 2022 2023 2024 STIP Payout Level LTIP Payout Level 100% Payout Payouts Have Been High Despite Poor Performance… B PENN has consistently paid out executive bonuses at or near target levels despite the Company's persistent total shareholder return underperformance Incentive Plan Payout Levels 1 Total Shareholder Return During Calendar Year 1

78 1. Source: Company filings. $1.938 $1.647 $1.513 $1.915 $1.628 $1.897 Initial Target Initial Threshold Actual Reduced Target Reduced Threshold Modified "Actual" that Excludes Interactive Original 2023 Annual Incentive Framework Revised 2023 Annual Incentive Framework Absent the Compensation Committee's intervention, NEOs would not have received bonuses in 2023 Based on these adjustments, NEO bonus awards paid out at >99% of target in 2023 …Because the Compensation Committee Adjusted Targets Post Hoc… B Adjusted EBITDAR ($B) 1 While PENN's Interactive segment lost more than $400 million in 2023, PENN's Compensation Committee simply adjusted the targets and used a pro forma EBITDAR calculation and executives were paid at 99% [T]he performance target and actual results for Corporate Adjusted EBITDAR were adjusted from $1.923 billion to $1.915 billion, and from $1.513 billion to $1.897 billion, respectively, to remove Interactive results from both the performance target and actual results , resulting in an adjusted payout percentage of 99.6% of target .” — PENN 2024 Proxy Statement

79 1. Source: PENN Q4 2023 Earnings Call. 2. Source: PENN Press Release, February 15, 2024. 3. Source: FactSet. Data as of March 12, 2024. 4. Source: PENN Definitive Proxy Statement, filed with the SEC on April 28, 2025. 5. Source: PENN Press Release, February 27, 2025. $1,485 to $1,645 $1,513 $1,470 $1,454 $1,292 2024 Guidance¹ 2023 Actual² Consensus Estimate at Grant Date³ 2024 STIP Target⁴ 2024 Actual⁵ …And Has Set Targets Below Prior Year Performance B Adjusted EBITDAR ($M) For 2024, the Compensation Committee set Adjusted EBITDAR targets that, in our view, should have been easily achievable; however, the Company failed to reach even these modest targets

80 $8.2 $6.9 $7.8 $12.0 $14.9 $14.5 $35.1 $58.1 $85.9 $52.9 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Target Value of Jay Snowden's 2024 Equity Awards The target value of Jay Snowden's 2024 equity grant is higher than the stock - based compensation of the entire Company for any of the five years before his tenure began 0.86% 1.51% 2.99% 2.65% 2022 2023 2024 ISS Benchmark for Consumer Services Companies 1. Source: Bloomberg, FactSet and Company filings. 2. Annual Value - Adjusted Burn Rate = ((# of options * option's dollar value using a Black - Scholes model) + (# of full - value awards * stock price)) / (Weighted average common shares * stock price). PENN's Equity Grant Practices Are Also Excessive… C The Company's stock - based compensation and burn rate have increased dramatically in recent years Stock - Based Compensation ($M) 1 Value - Adjusted Burn Rate 1,2

C | …And Based on a False Premise of Performance

PENN has falsely claimed that its performance justifies such excessive equity grants

***10-Year Total Shareholder Return Through Filing of 2025 Proxy Statement*[1,2]**



347%
95%
53%
53%
47%
(5%)
US Gaming Peers
S&P 600
Company Proxy Peers
Company Performance Peers
Russell 3000 Casino & Gambling Index
PENN

> *Our equity compensation program has encouraged strong shareholder alignment and has been an integral component in the **substantial increase in shareholder value generated by the Company over the last decade**."*
>
> — PENN 2025 Proxy Statement

1. Source: FactSet. "Company Proxy Peers" refers to Boyd Gaming, Caesars Entertainment, DraftKings, Electronic Arts, Las Vegas Sands, Lions Gate Entertainment, Live Nation Entertainment, MGM Resorts Int'l, Red Rock Resorts, Roku, SiriusXM and Wynn Resorts. "Company Performance Peers" include Boyd Gaming, Caesars Entertainment, Las Vegas Sands, MGM Resorts Int'l, Red Rock Resorts and Wynn Resorts. "US Gaming Peers" refers to Boyd Gaming, Caesars Entertainment, Churchill Downs, MGM Resorts and Red Rock Resorts. Peer data refers to median.
2. PENN filed its definitive proxy statement for the 2025 Annual Meeting on April 25, 2025.

WinAt PENN
HG VORA | 81

Other Shareholders Seemingly Share Our Concerns Regarding PENN's Compensation

PENN Has One of the Worst Say-on-Pay Track Records in the S&P 600 Over the Last Three Years

Just 17 companies in the S&P 600 have a lower average Say-on-Pay vote than PENN since 2022, and only four companies have more votes that received <70% support



Say-on-Pay Proposal Support[1]
PENN
Company Proxy Peers
Company Performance Peers
US Gaming Peers
S&P 600
42%
86%
80%
95%
91%
90%
86%
88%
93%
92%
59%
86%
88%
93%
92%
2022
2023
2024

Recommendation	2022	2023	2024
ISS	AGAINST	For	For
Glass Lewis	AGAINST	AGAINST	AGAINST

1. Source: FactSet. "Company Proxy Peers" refers to Boyd Gaming, Caesars Entertainment, DraftKings, Electronic Arts, Las Vegas Sands, Lions Gate Entertainment, Live Nation Entertainment, MGM Resorts Int'l, Red Rock Resorts, Roku, SiriusXM and Wynn Resorts. "Company Performance Peers" include Boyd Gaming, Caesars Entertainment, Las Vegas Sands, MGM Resorts Int'l, Red Rock Resorts and Wynn Resorts. "US Gaming Peers" refers to Boyd Gaming, Caesars Entertainment, Churchill Downs, MGM Resorts and Red Rock Resorts. Peer data refers to median.

WinAt PENN
HG VORA | 82

We Believe PENN's Private Jet Use Is Excessive and Unnecessary 83 • PENN owns two private jets: a Bombardier Challenger 600 and a Learjet 45 • Over the last five calendar years, PENN's aircraft have logged more than 1,100 flights and 1,400 hours of flight time 1 • PENN has 43 gaming and racing properties spread across 20 states — and often in areas that are not well - served by commercial flights; we acknowledge the benefits of having corporate aircraft • However, based on publicly available flight data, some of the most common points of origin and destinations for these flights appear to be airports near the homes of PENN's executives, suggesting that the jets are used primarily for commuting 77 99 141 166 122 74 122 106 128 70 151 221 247 294 192 2020 2021 2022 2023 2024 Total Flights 1 Learjet 45 Bombardier Challenger 600 68 105 175 184 130 120 169 173 202 126 188 274 348 386 256 2020 2021 2022 2023 2024 Total Flight Time (Hours) 1 Learjet 45 Bombardier Challenger 600 1. Source: JetSpy . Data includes flights from January 1, 2020 to December 31, 2024. PENN's Executives Are Frequent Fliers PENN's Learjet 45 PENN's Bombardier Challenger 600

We Believe PENN's Private Jet Use Is Excessive and Unnecessary (Continued)

Mr. Snowden and Ms. Hendrix Appear to Be Using PENN's Corporate Aircraft as Their Personal Uber Service

Location	# Flights Origin	# Flights Destination	Total Flights To/From	Comments
Reading, PA	381	379	760	PENN's headquarters are in Wyomissing, PA, a ~10-minute drive from Reading
Boston, MA	**231**	**231**	**462**	**CEO Jay Snowden resides in a suburb of Boston**
Teterboro, NJ	**105**	**107**	**212**	**CFO Felicia Hendrix resides in New York**
Las Vegas, NV	29	29	58	Gaming industry hub; PENN also has a casino outside Las Vegas in Henderson, NV
Chicago, IL	29	28	57	PENN has two casinos in the greater Chicago area
Miami, FL	**22**	**22**	**44**	**Chair David Handler has a home in Miami**
St Louis, MO	19	21	40	PENN has three casinos in the greater St Louis area
Detroit, MI	15	15	30	PENN has a casino in Detroit
Philadelphia, PA	14	15	29	Largest airport near PENN's headquarters
Lake Charles, LA	14	13	27	PENN has a casino in Lake Charles

Other Notable Destinations: Charleston, SC (home of Aaron LaBerge) (17 flights); East Hampton / Westhampton Beach, NY (20 flights); Nantucket / Cape Cod, MA (16 flights)

> *"PENN has a dispersed empire with 43 casinos in 20 states. However, the top three airports for both planes between 2022 and year-to-date in 2024 are Reading airfield in Pennsylvania, the closest airfield to PENN's Wyomissing base, **Logan Airport in Boston and Teterboro in New Jersey**, which is close to Manhattan. Sources pointed out that CEO **Jay Snowden is a resident [of] Boston while CFO Felicia Hendrix lives in New York**."*
>
> — Earnings + More, May 20, 2024

WinAt PENN

Source: JetSpy. Data includes flights from January 1, 2020 to December 31, 2024.

HG VORA | 84

The Board Has Failed to Engage with Shareholders in Good Faith SECTION II 5 85

PENN Has Repeatedly Sought to Avoid Accountability to Shareholders

1 Maintained Unequal Class Sizes

- In June 2021, PENN's classified Board expanded to nine directors by increasing the size of Class III to four directors
- As a result, PENN had director class sizes of two, three and four
- However, Pennsylvania state law and the Company's governing documents require director class sizes to be "as nearly equal in number as possible"[1]
- PENN **maintained unequal class sizes for more than two years**
- In January 2024, HG Vora sent a letter to the Company to bring this deficiency to the Board's attention and to ensure that the opportunity for any eligible shareholder to nominate candidates for election at the 2024 Annual Meeting was not artificially constricted
- However, **the Company did not remedy this apparent breach of Pennsylvania law** until after the deadline for nominating directors for election at the 2024 Annual Meeting had passed

2 Argued to Gaming Regulator to Bar Shareholder Nominations

- The gaming industry is highly regulated, and large shareholders may be required to submit licensure or similar applications in one or more states
- By October 2024, Massachusetts was the only state taking the position that HG Vora could not proceed with providing notice of director nominees
- HG Vora sought seeking emergency relief from the Massachusetts gaming regulator to expedite the review of its application for licensure or, alternatively, allow HG Vora to nominate directors while its licensure review was ongoing. HG Vora was granted a public hearing
- **PENN's corporate counsel attended the hearing and argued that HG Vora should be barred from nominating directors**, warning that Board change "will have a dramatic impact on the status quo"[2]
- HG Vora was unable to obtain licensure in Massachusetts by the nomination deadline and, following discussions with the Massachusetts gaming regulator, **reduced its ownership of PENN voting common stock by approximately half** in order to nominate directors

3 Threatened to Invalidate HG Vora's Nomination Notice

- In January 2025, HG Vora delivered a 227-page nomination notice to the Company, in which it provided extensive details about each nominee's employment history, investments and licensing history
- HG Vora intentionally provided information above and beyond what PENN's bylaws require in order to facilitate the Board's evaluation
- In February 2025, PENN's outside counsel sent HG Vora's outside counsel a letter citing alleged "deficiencies" in the nomination notice
- However, **these purported "deficiencies" were, in our view, trivial and sometimes incorrect**; among other things, the Company asserted that **HG Vora had provided *too much* information** in its notice
- Nevertheless, in an effort to be cooperative and advance our nominees, **HG Vora responded to each of the Company's allegations** and, on a voluntary and supplemental basis, provided additional information

1. See 15 Pa.S.C. § 1724(b)(1). See also Article 6(a) of the Company's Second Amended and Restated Articles of Incorporation.
2. Massachusetts Gaming Commission Open Meeting, December 16, 2024.

WinAt PENN
HG VORA | 86

PENN Has Repeatedly Sought to Avoid Accountability to Shareholders (Continued)

4 | Limited HG Vora's Ability to Discuss Constructive Resolutions

- During settlement discussions with the Company, HG Vora's advisors emphasized HG Vora's views that it was important for the Board to recognize the need for an objective and fresh examination of the Company's capital allocation, and thus strategy and execution
- **PENN's advisors warned that HG Vora would face gaming regulatory hurdles** during the proxy contest
- Mere days after this warning, **HG Vora received a letter from a state gaming regulator indicating that HG Vora was prohibited from raising certain topics** — such as board size or corporate governance — with PENN
- HG Vora's advisors communicated to PENN's advisors that while HG Vora could not raise corporate governance matters as part of settlement discussions, the Company was permitted to seek input from a state gaming regulator if it wished to have such discussions
- However, PENN and its advisors **expressed no interest in seeking input from or approaching the state gaming regulator**

5 | Abruptly Reduced the Number of Directors Up for Election in 2025

- The parties continued to engage in settlement discussions; during those discussions, **PENN's representatives urged HG Vora to delay the filing of its preliminary proxy statement**, as doing so could disturb the process of reaching a resolution
- On April 15, 2025, PENN provided HG Vora with notice of its candidates — as it was required to do under SEC Rule 14a-19 — **indicating that the Company intended to solicit proxies for the election of *three* incumbent directors**
- However, just ten days later — without any notice to HG Vora — PENN issued a press release announcing that one of its long-tenured directors had retired and that the "Board now comprises eight directors"
- The press release did *not* acknowledge that, as a result of this change, **the Board had reduced the number of seats available for election at the 2025 Annual Meeting from three to two, depriving shareholders of the opportunity to vote for all three independent candidates nominated by HG Vora**

6 | Filed Materially False and Misleading Proxy Materials

- On April 28, 2025, PENN filed its definitive proxy statement for the Annual Meeting
- **The Company's proxy statement failed to disclose critical information**, including that its nominees, Johnny Hartnett and Carlos Ruisanchez, were first proposed as candidates by HG Vora, and that that HG Vora had nominated three candidates
- Indeed, PENN's initial definitive proxy statement gave no indication that the meeting was even contested; **HG Vora was not mentioned**
- **PENN also omitted any mention of HG Vora's third candidate, William Clifford**, and failed to include Mr. Clifford on its proxy card, which we believe is a violation of the universal proxy card rules

WinAt PENN

HG VORA | 87

We Believe PENN's Board Reduction Scheme Was an Egregious Act of Entrenchment 88 PENN Delivered a Misleading 14a - 19 Notice The Board Reduced the Number of Seats Up for Election at the Annual Meeting In a required notice, PENN indicated that the Board intended to nominate three incumbent directors at the 2025 Annual Meeting The Company issued a press release indicating that the Board had reduced the number of seats up for election at the Annual Meeting from three to two, depriving shareholders of the opportunity to elect all three of HG Vora's candidates Based on this notice, representatives of PENN and HG Vora continued to discuss how best to fill the three available Board seats The press release 1) did not disclose that PENN's nominees had originally been nominated by HG Vora; and 2) did not state that the Board did not accept HG Vora's third candidate, William Clifford PENN April 15, 2025 Rule 14a - 19 Notice “[T]he Company currently intends to solicit proxies for the election of Barbara Shattuck Kohn, Ronald Naples and Saul Reibstein as directors at the 2025 Annual Meeting.” PENN April 25, 2025 Press Release “Ron Naples has informed the Board that he will retire from the Board... Barbara Shattuck Kohn and Saul Reibstein have notified the Company that they will not stand for reelection at the 2025 Annual Meeting of Shareholders. The Board now comprises eight directors . ..”

We Believe PENN Is in Blatant Violation of the Universal Proxy Rules 89 PENN is depriving shareholders of the ability to choose from all three validly nominated director candidates HG Vora properly nominated three independent candidates to stand for election at PENN's Annual Meeting… …Yet, PENN's proxy card omits the name of one of HG Vora's candidates, William Clifford, giving shareholders no way to vote for a properly nominated candidate just because PENN does not support Mr. Clifford HG Vora's Nomination Notice HG Vora delivered proper notice of its intent to nominate three candidates at PENN's Annual Meeting PENN's Proxy Card PENN did not include HG Vora's candidate William Clifford on its proxy card “[The universal proxy rules] put [all] candidates on the same ballot. They will put investors voting in person and by proxy on equal footing. This is an important aspect of shareholder democracy.” — Gary Gensler, Former Chair of the United States Securities and Exchange Commission, November 17, 2021

Observers Have Questioned PENN's Scheme to Manipulate the Election 90 “Almost certainly, [HG Vora] would have won that third seat if investors had been allowed to vote for its nominee. Rather than suffer the ignominy of being shut out, PENN chose to add two [HG Vora] nominees to the board… Because [PENN] decided to not fill the seat of the third retiree, there are only two names on this year's ballot and thus, [HG Vora] has been denied the opportunity to complete its Hat Trick .” Gordon Haskett , May 8, 2025 “[PENN's] board was suspiciously silent about its decision to nominate Ruisanchez and Hartnett but omit Clifford from its proxy card. [Said Professor Emiliano Catan from NYU School of Law,] ‘[This] is weird and seems inconsistent with the universal proxy rules .'” Earnings + More , May 9, 2025 “[W] e'd argue that PENN, by going scorched earth in 2025, has set itself up for another difficult fight in 2026 unless the stock stages a rebound. And for what? To save a little face by keeping a third HGV nominee on the sidelines?” Gordon Haskett , April 29, 2025 “Now it appears as though [PENN] invited the proxy fight of which it was warned and one it may have difficulty in winning. As for creating shareholder value, it's hard to argue adding Clifford to the board would stand in the way of that goal.” Casino.org , April 28, 2025 “It appears that as only two director positions are now up for election this year, HG Vora won't be able to continue its three - person director battle, raising questions about whether the activist will file a lawsuit arguing the [Board] violated its fiduciary duty .” The Deal , April 28, 2025

We Believe PENN Intends to Appoint Directors Unilaterally After the Annual Meeting 91 We are concerned that, after reducing the size of the Board to thwart the will of shareholders at the Annual Meeting, the Board will add back the seat it removed and unilaterally appoint a director of its choosing after the Annual Meeting PENN indicated in a letter to shareholders that the Board has an ongoing director search process and intends to refresh the Board after the Annual Meeting… …And reiterated that intention in a subsequent letter to shareholders PENN May 19, 2025 Letter to Shareholders “[W]e will continue to consider opportunities to further refresh the Board .” PENN May 15, 2025 Letter to Shareholders “[We have] a Board refreshment initiative dating back to 2020 with the assistance of a national search firm to identify prospective Board candidates… The PENN Board continues to consider opportunities to further refresh the Board .” In our view, this latest scheme demonstrates the lengths to which PENN's Board will go to avoid shareholder - driven change We believe it was always the Board's intention to name a director of its choosing after the Annual Meeting

As a Result of the Board's Failures, PENN's Stock Has Underperformed SECTION III 92

16% (17%) (60%) (54%) (79%) 19% (16%) (43%) (65%) (113%) 10% (28%) (52%) (48%) (46%) (3%) (55%) (59%) (78%) (69%) 1-Year 2-Year 3-Year 4-Year 5-Year vs. Company Performance Peers vs. US Gaming Peers vs. Russell 3000 Casino & Gambling Index vs. S&P 600 PENN Has Underperformed on a TSR Basis Over the Short Term… 93 1. Source: Bloomberg. Data as of April 25, 2025. “Company Performance Peers” refers to Boyd Gaming, Caesars Entertainment, Draft Kin gs, Electronic Arts, Las Vegas Sands, Lions Gate Entertainment, MGM Resorts Int'l, Red Rock Resorts, Roku, SiriusXM and Wynn Resorts. “US Gaming Peers” refers to Boyd Gaming, Caesars Entertainment, Churchill Downs, MG M R esorts and Red Rock Resorts. Peer data refers to median. PENN's Relative Total Shareholder Return to Present 1 We believe we can achieve substantial EBITDA in our Interactive segment over the coming years, and this will translate to very strong free cash flow generation for the company and value creation for our shareholders .” — Jay Snowden, PENN President & CEO, August 9, 2023

…And the Long Term 94 1. Source: Bloomberg. Data as of April 25, 2025. “Company Performance Peers” refers to Boyd Gaming, Caesars Entertainment, Draft Kin gs, Electronic Arts, Las Vegas Sands, Lions Gate Entertainment, MGM Resorts Int'l, Red Rock Resorts, Roku, SiriusXM and Wynn Resorts. “US Gaming Peers” refers to Boyd Gaming, Caesars Entertainment, Churchill Downs, MG M R esorts and Red Rock Resorts. Peer data refers to median. (14%) (21%) (48%) (94%) (57%) (114%) (113%) (147%) (182%) (352%) (24%) (25%) (28%) (59%) (51%) (65%) (81%) (74%) (104%) (99%) 6-Year 7-Year 8-Year 9-Year 10-Year vs. Company Performance Peers vs. US Gaming Peers vs. Russell 3000 Casino & Gambling Index vs. S&P 600 PENN's Relative Total Shareholder Return to Present 1 Our Company has a long - term track record of creating shareholder value through a relentless focus on delivering best - in - class margins, accretive M&A, organic growth and return on invested capital.” — Jay Snowden, PENN President & CEO, April 23, 2024

PENN Has Destroyed Nearly $19 Billion in Shareholder Value 95 1. Source: FactSet. Data as of April 25, 2025. $16.15 $136.47 ~$19 Billion of Lost Market Value Since 2021 Peak PENN's Share Price Has Declined by Nearly 90% Compared to Its 2021 Peak [W]e remain busy at work on a variety of growth initiatives, all with a focus on driving shareholder value well into the future.” — Jay Snowden, PENN President & CEO, May 6, 2021

Shareholders Have Lost Money Over Almost All Recent Time Periods 96 1. Source: Bloomberg. Data as of April 25, 2025. (6%) (43%) (58%) (82%) 15% (26%) (38%) (14%) (4%) (5%) 1-Year 2-Year 3-Year 4-Year 5-Year 6-Year 7-Year 8-Year 9-Year 10-Year S&P 600 Absolute TSR: 95% 100% 60% 42% 39% 84% (4%) 1% 12% (3%) PENN's Absolute TSR Performance Over the Last Decade 1 Our equity compensation program has encouraged strong shareholder alignment and has been an integral component in the substantial increase in shareholder value generated by the Company over the last decade .” — PENN 2025 Proxy Statement, April 25, 2025

PENN's TSR Has Trailed Most of Its Peers

PENN's Relative TSR vs. Individual Peers[1]

PENN'S TSR Relative to:	*Relative TSR for the Period Ending April 25, 2025*					
	1-Year	*2-Year*	*3-Year*	*4-Year*	*5-Year*	*During CEO's Tenure*
S&P 600	**(3%)**	**(55%)**	**(59%)**	**(78%)**	**(69%)**	**(66%)**
Company Performance Peers	16%	**(17%)**	**(60%)**	**(54%)**	**(79%)**	**(15%)**
Boyd Gaming Corporation	(17%)	(50%)	(69%)	(89%)	(347%)	(175%)
Caesars Entertainment Inc	19%	(11%)	1%	(12%)	(45%)	15%
Las Vegas Sands Corp.	14%	(3%)	(60%)	(44%)	30%	9%
MGM Resorts International	19%	(16%)	(33%)	(58%)	(113%)	(33%)
Red Rock Resorts, Inc.	21%	(40%)	(59%)	(130%)	(397%)	(151%)
Wynn Resorts, Limited	8%	(19%)	(74%)	(50%)	5%	2%
Company Proxy Peers	13%	**(29%)**	**(60%)**	**(47%)**	**(30%)**	**(24%)**
Boyd Gaming Corporation	(17%)	(50%)	(69%)	(89%)	(347%)	(175%)
Caesars Entertainment Inc	19%	(11%)	1%	(12%)	(45%)	15%
DraftKings, Inc.	12%	(104%)	(188%)	(40%)	(60%)	(253%)
Electronic Arts Inc.	(22%)	(58%)	(74%)	(87%)	(15%)	(77%)
Las Vegas Sands Corp.	14%	(3%)	(60%)	(44%)	30%	9%
Lions Gate Entertainment Corp	14%	(18%)	(16%)	(37%)	(1%)	(14%)
Live Nation Entertainment, Inc.	(56%)	(143%)	(79%)	(144%)	(233%)	(123%)
MGM Resorts International	19%	(16%)	(33%)	(58%)	(113%)	(33%)
Red Rock Resorts, Inc.	21%	(40%)	(59%)	(130%)	(397%)	(151%)
Roku, Inc.	(11%)	(57%)	(23%)	(0%)	62%	14%
SiriusXM Holdings Inc.	19%	(6%)	4%	(21%)	69%	28%
Wynn Resorts, Limited	8%	(19%)	(74%)	(50%)	5%	2%

WinAt PENN

1. Source: Bloomberg. Data as of April 25, 2025.

HG VORA | 97

98 1. Source: FactSet. Data as of March 31, 2025. 2. “Company Performance Peers” refers to Boyd Gaming, Caesars Entertainment, Las Vegas Sands, MGM Resorts Int'l, Red Rock Resort s a nd Wynn Resorts. “US Gaming Peers” refers to Boyd Gaming, Caesars Entertainment, Churchill Downs, MGM Resorts and Red Rock Resorts. Peer data refers to median. $114.15 $23.37 Mar. 2020 Mar. 2021 Mar. 2022 Mar. 2023 Mar. 2024 Mar. 2025 Mean Analyst Price Target 1 77% 38% 65% 71% 75% Mar. 2020 Mar. 2021 Mar. 2022 Mar. 2023 Mar. 2024 Mar. 2025 % Buy / Overweight Ratings 1,2 PENN Company Performance Peers US Gaming Peers (80%) Analysts Are Increasingly Bearish Mean Price Targets Have Declined Dramatically Analysts Are Less Enthusiastic About PENN than Other Gaming Peers [N] othing about the business has really changed. Interactive continues to burn through cash and PENN/ESPN Bet has a major uphill battle… We believe investors are better off moving to the sidelines ...” — Raymond James, June 24, 2024

99 Mr. Snowden's Perspective on the Future Decline in 2025 EPS Consensus 1 Decline in 2025 EBITDAR Consensus 1 Event "[W]e feel like we're strongly positioned. We've got some momentum in the business right now." Q3 2024 Earnings "[W] e're all very excited for what the future holds in store for PENN Entertainment and its valued shareholders." Q2 2024 Earnings "[W]e are now strongly positioned to deliver on our vision and deliver on the shareholder value that comes with it." Q1 2024 Earnings "The future looks very promising given our unique position and long - term strategic advantages." Q4 2023 Earnings "We… have… exciting new growth catalysts on the retail and interactive fronts." Q3 2023 Earnings "Our new relationship with ESPN will enable us to build on this successful foundation as we move forward. It's truly a momentous day for us at PENN...” Q2 2023 Earnings "We've got tremendous people at Barstool, tremendous IP, great leadership and have a very exciting future ahead…" Q1 2023 Earnings "We are excited about the upcoming acquisition of the remainder of Barstool Sports..." Q4 2022 Earnings 1. Source: FactSet. Data represents the change in consensus between the day before each earnings date and April 25, 2025. (9%) (10%) (14%) (13%) (20%) (26%) (26%) (25%) (92%) (93%) (95%) (96%) (97%) (98%) (98%) (98%) Analysts Are Increasingly Bearish (Continued) Analysts Do Not Appear to Share Mr. Snowden's Optimism Regarding PENN's Opportunity

SECTION IV PENN's Performance Can Be Improved 100

Initiatives to Enhance PENN's Performance 101 Description Initiative • Refresh the Board by adding all three independent candidates nominated by HG Vora, including William Clifford Enhance Board Composition • Conduct a peer benchmarking analysis, with the aim of right - sizing executive compensation • Set more challenging performance targets, and hold the leadership team accountable if those targets are not met • Consider a new independent compensation consultant Align Pay with Performance • Conduct a fresh examination of the Company's capital allocation, and thus strategy and execution • In our view, having a subset of directors focused on reviewing the Company's strategy and evaluating alternative approaches would enhance and accelerate decision - making; directors tasked with this responsibility should possess the right skill set and experience and be capable of providing fresh perspectives • Carefully examine each major component of the Company's Interactive business and develop a clear strategy for each Review the Company's Strategy and Leadership 1 2 3 We Believe Genuine Change Can Help Drive Significant Value for Shareholders

HG Vora's Nominees Have Necessary Skills and Experience 102 1 Carlos Ruisanchez Former CFO, Pinnacle Entertainment Johnny Hartnett Former CEO, Superbet Group William Clifford Former CFO, PENN Entertainment ▪ Mr. Ruisanchez is the co - founder of Sorelle Capital and Sorelle Hospitality, a business focused on investing in the hospitality sector and real estate development ▪ He previously served as CFO of Pinnacle Entertainment from 2013 to 2018, helping to deliver a nearly 5x return for shareholders ▪ He helped execute several major transactions, including the acquisition of Ameristar, a sale - leaseback with GLPI and the merger with PENN ▪ He currently serves on the board of Southwest Gas and previously served on the boards of Cedar Fair Entertainment and Pinnacle ▪ Mr. Hartnett has decades of experience building and running OSB and gaming businesses ▪ During his tenure as CEO of Superbet Group from 2019 to 2024, he grew revenue 7x and profitability 5x ▪ Earlier in his career, he spent 17 years at Flutter Group (previously Paddy Power) in a variety of roles ▪ As Flutter's Chief Development Officer, he led the group's M&A efforts, including the acquisition of FanDuel ▪ Mr. Clifford spent more than 30 years in the gaming industry, including 13 as CFO of PENN ▪ During his tenure, PENN delivered compounded annualized returns of over 20%, more than double that of the S&P 600 ▪ He helped plan and execute PENN's spin - off of Gaming and Leisure Properties (the real estate investment trust that owns most of PENN's properties) and then spent five years as GLPI's CFO ▪ He has served on the board of Drive Shack since 2018 and previously served on the board of Intrawest Resorts Holdings The Board intends to nominate Messrs. Hartnett and Ruisanchez at the Annual Meeting. While PENN has indicated that the Board intends to nominate Messrs. Hartnett and Ruisanchez at the Annual Meeting, we believe the Board would benefit from the addition of all three candidates nominated by HG Vora

1 | By PENN's Own Standards, All Three Independent Nominees Would Be Additive to the Board

PENN's Qualifications, Skills and Experience Matrix
(from the Company's 2025 Proxy Statement)

	 William Clifford	 Johnny Hartnett	 Carlos Ruisanchez
Corporate Governance	●		●
Corporate Stewardship	●		
Cybersecurity		●	
Financial (Includes Capital Markets, Accounting and Tax)	● +	●	● +
Government Affairs	●	●	●
HR / Talent Management	●	●	●
Industry Experience (Gaming, Hospitality or Media)	● ▲	●	●
Regulatory / Public Policy	●	●	●
Risk Management	●		●
Sales & Marketing		●	●
Strategic Planning / M&A	●	●	●
Technology / Digital		●	●

+ Denotes public company CFO experience ▲ Denotes industry experience gained at PENN

WinAt PENN

The Board intends to nominate Messrs. Hartnett and Ruisanchez at the Annual Meeting.

HG VORA | 103

1

HG Vora's Nominees Have Expertise in Critical Areas

We believe the candidates nominated by HG Vora are well positioned to help the Board address PENN's most challenging and pressing strategic issues

	EXPERIENCE			
HG Vora's Nominees	**M&A**	**Technology Product Development & Operations**	**Online Gaming**	**Strategic Transformation**
 **William Clifford**	✓ As CFO of PENN, helped source, negotiate, execute and integrate more than a dozen acquisitions			✓ Helped execute PENN's spin-off of GLPI and the stand-up of GLPI as an independent public company
 **Johnny Hartnett**	✓ As Chief Development Officer of Flutter Group, led the company's M&A efforts, including the acquisition of FanDuel	✓ As Managing Director of Paddy Power Online, helped develop and oversee the company's technology platform	✓ Former CEO of Superbet, Managing Director of Paddy Power Online and COO of Flutter	✓ Led Superbet's expansion from Romania into other European markets and abroad and transition from retail to digital gaming
 **Carlos Ruisanchez**	✓ As CFO of Pinnacle, helped execute the sale-leaseback of Pinnacle's real estate to GLPI and the sale of Pinnacle to PENN		✓ Led Pinnacle's evaluation of digital and online gaming opportunities prior to the company's acquisition by PENN	✓ As CFO of Pinnacle, helped execute and integrate the transformative acquisition of Ameristar, which doubled the size of the company
	3 of 3 Nominees	**1 of 3 Nominees**	**2 of 3 Nominees**	**3 of 3 Nominees**

The Board intends to nominate Messrs. Hartnett and Ruisanchez at the Annual Meeting.

WinAt PENN
HG VORA | 104

105 Industry Executives and Analysts Have Spoken Highly of Our Nominees 1 “ Bill [Clifford] has been a significant part of everything that we have done in this company , all the major movements over the years… [W]e built a terrific company at PENN, and Bill was very much a part of that, and then led this effort to form Gaming and Leisure Properties from PENN. And those years and that time and that decision has produced enormous value for shareholders …” Peter Carlino, Chairman and CEO of Gaming and Leisure Properties “Carlos brings relevant gaming industry and capital markets knowledge and experience… Carlos has a terrific mix of leadership and business capabilities that will serve our organization and shareholders well...” Anthony Sanfilippo, Former President and CEO of Pinnacle Entertainment “[W]e believe PENN would benefit tremendously from Johnny Hartnett's proposed appointment to the BoD given his experience leading and scaling Superbet and multiple roles at industry - leader Flutter.” Jeff Stantial , Stifel “HG Vora's nominees have significant transaction, M&A and capital return experience … The nominee experience could imply a variety of ways to either grow or recalibrate.” Shaun Kelley, Bank of America “[HG Vora] has submitted about as impressive of a slate as you will ever see … The [HG Vora nominees] bring specific experience to PENN, regional gaming and digital gaming… In short, we view the candidates as having relevant credentials .” David Katz, Jefferies

We Believe PENN Should Reassess Its Compensation Program 106 2 Consider a New Independent Compensation Consultant Realign Executive Compensation with Peers Set More Rigorous Targets for Annual Incentive Awards No More Mega - Grants • PENN has retained its current compensation consultant for 14 years • We believe new thinking and fresh perspectives are needed given PENN's history of excessive compensation and poor pay - for - performance alignment • We believe PENN's executive compensation — especially that of the CEO — is excessive; however, recent increases to each NEO's target compensation indicate that the Compensation Committee considered PENN's executives to be underpaid • The Compensation Committee should conduct a peer benchmarking analysis and reset executive salary, annual incentive and long - term incentive targets to more moderate levels, consistent with PENN's size and performance relative to peers • The Compensation Committee should reexamine the process by which it sets Adjusted EBITDAR and other incentive targets and aim to set targets that challenge management to exceed — not meet or just miss — internal and external expectations • The Compensation Committee should refrain from modifying these targets after the fact; executives should not be rewarded as shareholders suffer • Mr. Snowden's 2021 supplemental equity award did not serve its purpose of driving “transformational growth and creating long - term value”; instead, we believe it incentivized Mr. Snowden to double down on his “swing for the fences” approach to OSB • The Compensation Committee should refrain from similar mega - grants in the future and should instead focus on optimizing the existing annual and long - term incentive programs to drive value A B C D We believe HG Vora's nominees can help ensure that the Board conducts a comprehensive assessment of the Company's deeply flawed compensation program, including areas we have highlighted: In our view, PENN has failed to align pay with performance

The Board Should Review the Company's Strategy and Leadership 107 3 We believe the candidates nominated by HG Vora can help ensure that the Board conducts a comprehensive assessment of the Company's leadership and strategy, in light of the key challenges and opportunities it faces, and does so in an efficient and ef fective manner, including dedicating appropriate resources at the Board - level to capital allocation, and thus strategy and execution In our view, having a dedicated subset of directors focused on reviewing the Company's strategy and evaluating alternative ap pro aches would enhance and accelerate decision - making; directors tasked with this responsibility should possess the right skill set and e xperience and be capable of providing fresh perspectives In our view, PENN has spent far too much time and shareholder capital without a clear focus on the Company's strengths or a coherent long - term strategy Hold Management Accountable for Executing Develop Recommendations and Action Items Review Strategy and Evaluate Alternative Approaches Review Management Performance and Succession Plan • The Board's conclusions should be clearly communicated to the market • The Board should consider incorporating key strategic goals into executive incentive plans to enhance alignment • The Board should work with management and external advisors to develop plans for improving the business and enhancing value • The Board should conduct a comprehensive review of the Company's business and strategy • The Board should evaluate all available alternatives, including acquisitions and sales of businesses or the entire company • The Board should engage with shareholders and incorporate their feedback into its discussions • Mr. Snowden's employment agreement expires at the end of 2025 • The Board should carefully review Mr. Snowden's performance and track record and consider whether his contract should be renewed • The Board should not take any action with respect to Mr. Snowden's contract until after the Annual Meeting A B C D

The Board Should Carefully Examine the Company's Interactive Business 108 3 Key Questions for the Board Challenges ▶ Should PENN continue its partnership with ESPN beyond 2026? ▶ If so, how can PENN restructure the deal and right - size the cost structure to accelerate breakeven and increase profitability? ▶ If not, can ESPN Bet be sold or otherwise monetized? ▶ Unprofitable, with significant fixed costs ▶ Limited market share and few signs of meaningful growth ▶ Approaching opt - out decision point ▶ Can the leadership team be upgraded with the addition of experienced online casino operators? ▶ Is PENN maximizing the cross - selling opportunities between online casino and brick - and - mortar? ▶ Significant upside opportunity, but still in its early stages of growth ▶ Online casino vertical has been starved of resources due to prioritization of ESPN Bet ▶ Is PENN the right owner of this asset? ▶ Is theScore's cost structure appropriate? ▶ How much opportunity for growth exists in Canada? ▶ Strong market position, but in a market that is not necessarily core to PENN ▶ Should have good contribution margin, but profitability under PENN is likely impaired by shared platform costs with ESPN Bet We believe PENN has not realized the full opportunity of its Interactive business In our view, PENN has valuable assets and significant potential, which has been overshadowed by poor strategic choices and misguided capital allocation decisions The candidates nominated by HG Vora can help ensure that the Board conducts a fulsome review of all opportunities to enhance value and develops a clear strategy for PENN's Interactive business Key Components of PENN's Interactive Business

SECTION V Conclusion 109

Shareholders Should Support Change at PENN 110 Genuine Change Is Needed to Unlock Value at PENN Inadequate Board Oversight and Accountability Have Led to PENN's Underperformance PENN's Strategic Transformation Has Destroyed Significant Value ▪ We nominated three candidates independent of both PENN and HG Vora with proven track records of success and value creation in the gaming and hospitality industry ▪ Each of these candidates is committed to working diligently with the incumbent directors to improve performance and explore all opportunities to enhance value ▪ Unfortunately, PENN's Board has deprived shareholders of the opportunity to elect all three candidates nominated by HG Vora by reducing the number of seats available for election at the Annual Meeting from three to two ▪ In our view, the Board's actions illustrate its aversion to substantive change and reinforces why such change is urgently needed ▪ By voting the GOLD proxy card, shareholders can send a clear message that the status quo is no longer acceptable and that it is time for genuine change at PENN ▪ In our view, PENN's underperformance is attributable to poor strategic choices, failed M&A transactions and poor execution ▪ The Board approved three large acquisitions that, in our view, are some of the worst transactions ever in the sector, including paying more than $550 million for Barstool Sports, only to sell it back to its founder for $1 four years later ▪ Despite the Company's persistent underperformance, the Board has failed to hold management accountable and has rewarded Mr. Snowden and PENN's other NEOs with ever - increasing compensation ▪ The Board seemingly refuses to objectively evaluate PENN's situation and management's repeated failure to achieve its stated targets ▪ Accordingly, for the first time in our history, we decided to take our case directly to shareholders ▪ We initially invested in PENN due to its consistent, predictable and profitable core brick - and - mortar casino business and the potential upside from online casino gaming ▪ However, under the leadership of its CEO, Jay Snowden, and the Chair of the Board, David Handler, PENN has been pursuing a misguided transformation into a sports, media and technology conglomerate ▪ Since the beginning of 2020, PENN has committed more than $4 billion of shareholder capital to OSB ▪ Despite this prolific spending, we believe PENN's OSB strategy has failed — ESPN Bet's market share remains in the low single - digits, far below the Company's target — Earnings, Adjusted EBITDAR, return on invested capital and free cash flow have all declined over the last five years — PENN's stock price is down over the last one, two, three and four years

Vote the GOLD Proxy Card to Support Genuine Change at PENN 111 Vote using the GOLD proxy card “ FOR ” all three candidates nominated by HG Vora: William Clifford, Johnny Hartnett and Carlos Ruisanchez Because PENN intends to nominate two of the candidates nominated by HG Vora, it is only by voting on the GOLD proxy card that shareholders can express their desire for genuine change For more information or assistance with voting your shares, please contact our proxy solicitor: Okapi Partners 1212 Avenue of the Americas, 17th Floor New York, NY 10036 Banks and Brokerage Firms, Please Call: (212) 297 - 0720 Shareholders and All Others Call Toll - Free: (877) 796 - 5274 Email: info@okapipartners.com Help us send a message to PENN that the status quo is unacceptable HG Vora encourages all shareholders to review its materials, which are available at www.WinAtPENN.com

APPENDIX Nominee Biographies 112

HG Vora Nominee Biography: William Clifford 113 Seasoned Gaming Industry Executive ▶ Former Senior Vice President, Chief Financial Officer and Treasurer of Gaming and Leisure Properties ▶ Former Senior Vice President of Finance and Chief Financial Officer of PENN ‒ In 12 years as CFO, Mr. Clifford played an instrumental role in the Company's exponential growth, helping to drive an approximately 20x return for shareholders ▶ Served in various operational finance roles for a variety of casino companies in Las Vegas and the Bahamas Board Experience ▶ Current director on the Board of Drive Shack Inc., where he sits on the Audit Committee and serves as chairman of the Nominating and Governance Committee ▶ Previously served as a director of Intrawest Holdings, Inc. and as chairman of the Audit Committee William Clifford has more than 30 years of experience delivering excellent returns for shareholders in the gaming industry

HG Vora Nominee Biography: Johnny Hartnett 114 Experienced at Growing and Leading Gaming Businesses ▶ Former CEO of Superbet Group ‒ Under his leadership, revenue grew 7x and profitability increased 5x ▶ Former Chief Development Officer of Flutter Group ‒ Led the company's M&A activities, including its acquisition of FanDuel ▶ Former Chief Operating Officer of Flutter ‒ During his tenure, shareholder returns were approximately 23x from the 2002 IPO to 2019 ▶ Former COO of Sportsbet Australia and former MD of Paddy Power Online Board Experience ▶ Current non - executive director of Superbet Group ▶ Current director of Hentons & Co LLP, a privately held investment vehicle, and Ding, a global mobile top up and remittance business ▶ Previously served as a non - executive director of Xtremepush Limited, an omnichannel customer engagement platform Johnny Hartnett has decades of experience building and running OSB and gaming businesses

HG Vora Nominee Biography: Carlos Ruisanchez 115 Entrepreneurial and Gaming Industry Success ▶ Former President and Chief Financial Officer of Pinnacle Entertainment ‒ Helped drive a nearly 5x total return for shareholders during his tenure ‒ Played a critical role in multiple transformative moves to unlock shareholder value, including: • The acquisition of Ameristar; • Executing multiple highly accretive share repurchase plans; • Entering a sale - leaseback with GLPI; and • Leading strategic conversations with PENN which resulted in a merger with Pinnacle ▶ Co - Founder of Sorelle Capital and Sorelle Hospitality Board Experience ▶ Current member of the Board of Directors of Southwest Gas Holdings, Inc. (NYSE: SWX) ▶ Prior director of Cedar Fair Entertainment Company (NYSE: FUN, from 2019 to 2024) until its merger with Six Flags Entertainment Corporation and Pinnacle (NASDAQ: PNK, from 2016 to 2018) ▶ Former director of Pinnacle Entertainment prior to its sale in 2018 Carlos Ruisanchez has a strong track record of capital allocation and value creation for shareholders

FOR SHAREHOLDERS Bruce Goldfarb/Chuck Garske Okapi Partners (877) 629 - 6355 info@okapipartners.com Jonathan Gasthalter/Nathaniel Garnick/Iain Hughes Gasthalter & Co. (212) 257 - 4170 info@gasthalter.com FOR MEDIA